                                                                  EXHIBIT 10.23




                           BURLINGTON RESOURCES INC.


                                  $600,000,000


                          SECOND AMENDED AND RESTATED

                      LONG-TERM REVOLVING CREDIT AGREEMENT


                                  Dated as of


                                 July 12, 1996


                            CITIBANK, N.A., as Agent

                               TABLE OF CONTENTS

                                                                            Page
                                  ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS
         SECTION 1.01.  Certain Defined Terms.  . . . . . . . . . . . . . . .  1
         SECTION 1.02.  Computation of Time Periods . . . . . . . . . . . . . 10
         SECTION 1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . 10

                                  ARTICLE II
                      AMOUNTS AND TERMS OF THE ADVANCES
         SECTION 2.01.  The A Advances  . . . . . . . . . . . . . . . . . . . 11
         SECTION 2.02.  Making the A Advances . . . . . . . . . . . . . . . . 11
         SECTION 2.03.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 2.04.  Reduction of the Commitments  . . . . . . . . . . . . 12
         SECTION 2.05.  Repayment of A Advances . . . . . . . . . . . . . . . 13
         SECTION 2.06.  Interest on A Advances  . . . . . . . . . . . . . . . 13
         SECTION 2.07.  Additional Interest on Eurodollar Rate Advances . . . 13
         SECTION 2.08.  Interest Rate Determination . . . . . . . . . . . . . 14
         SECTION 2.09.  Voluntary Conversion of A Advances  . . . . . . . . . 15
         SECTION 2.10.  Prepayments . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 2.11.  Increased Costs . . . . . . . . . . . . . . . . . . . 16
         SECTION 2.12.  Increased Capital . . . . . . . . . . . . . . . . . . 16
         SECTION 2.13.  Illegality  . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 2.14.  Payments and Computations . . . . . . . . . . . . . . 17
         SECTION 2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 2.16.  Sharing of Payments, Etc  . . . . . . . . . . . . . . 20
         SECTION 2.17.  Evidence of Debt  . . . . . . . . . . . . . . . . . . 21
         SECTION 2.18.  Use of Proceeds . . . . . . . . . . . . . . . . . . . 21
         SECTION 2.19.  The B Advances  . . . . . . . . . . . . . . . . . . . 21
         SECTION 2.20.  Increase of Commitments . . . . . . . . . . . . . . . 24

                                 ARTICLE III
                   CONDITIONS OF EFFECTIVENESS AND LENDING
         SECTION 3.01.  Conditions Precedent to Effectiveness of this
                        Agreement . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 3.02.  Conditions Precedent to Each A Borrowing  . . . . . . 26
         SECTION 3.03.  Conditions Precedent to Each B Borrowing  . . . . . . 26

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  Representations and Warranties of the Borrower  . . . 27

                                  ARTICLE V
                          COVENANTS OF THE BORROWER
         SECTION 5.01   Affirmative Covenants . . . . . . . . . . . . . . . . 29
         SECTION 5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . 31
         SECTION 5.03.  Reporting Requirements  . . . . . . . . . . . . . . . 33

                                  ARTICLE VI
                              EVENTS OF DEFAULT
         SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . 35

                                 ARTICLE VII
                                  THE AGENT
         SECTION 7.01.  Authorization and Action  . . . . . . . . . . . . . . 38
         SECTION 7.02.  Agent's Reliance, Etc . . . . . . . . . . . . . . . . 38
         SECTION 7.03.  Citibank and Affiliates . . . . . . . . . . . . . . . 39
         SECTION 7.04.  Lender Credit Decision  . . . . . . . . . . . . . . . 39
         SECTION 7.05.  Indemnification . . . . . . . . . . . . . . . . . . . 39
         SECTION 7.06.  Successor Agent . . . . . . . . . . . . . . . . . . . 40

                                 ARTICLE VIII
                                MISCELLANEOUS
         SECTION 8.01.  Amendments, Etc . . . . . . . . . . . . . . . . . . . 40
         SECTION 8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . 40
         SECTION 8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . 41
         SECTION 8.04.  Costs and Expenses; Indemnity . . . . . . . . . . . . 41
         SECTION 8.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . 42
         SECTION 8.06.  Binding Effect  . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.07.  Assignments and Participations  . . . . . . . . . . . 42
         SECTION 8.08.  Confidentiality . . . . . . . . . . . . . . . . . . . 45
         SECTION 8.09.  Consent to Jurisdiction . . . . . . . . . . . . . . . 46
         SECTION 8.10.  Governing Law . . . . . . . . . . . . . . . . . . . . 46
         SECTION 8.11.  Execution in Counterparts . . . . . . . . . . . . . . 47
         SECTION 8.12.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . 47


                                    EXHIBITS

         Exhibit A                Form of A Promissory Note
         Exhibit B                Form of B Promissory Note
         Exhibit C                Form of Notice of A Borrowing
         Exhibit D                Form of Notice of B Borrowing
         Exhibit E                Form of Assignment and Acceptance
         Exhibit F-1              Form of Commitment Increase Agreement
         Exhibit F-2              Form of New Lender Agreement
         Exhibit G                Form of Opinion of Vice President, Law for
                                           Borrower
         Exhibit H                Form of Opinion of Jones, Day, Reavis & Pogue,
                                           New York Counsel for Borrower
         Exhibit I                Form of Opinion of Counsel to Citibank, N.A.,
                                           as Agent
         Exhibit J                Form of Process Agent Letter
         Exhibit K                Form of Designation Agreement

                                   SCHEDULES

         Schedule I    -- Domestic and Eurodollar Lending Offices
         Schedule II   -- Material Subsidiaries
         Schedule III  -- Pricing Grid

                          SECOND AMENDED AND RESTATED
                      LONG-TERM REVOLVING CREDIT AGREEMENT

                           Dated as of July 12, 1996

                 BURLINGTON RESOURCES INC., a Delaware corporation (the "Borrower"), the financial institutions (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank") as agent (the "Agent") for the Lenders hereunder, agree as follows:

                             PRELIMINARY STATEMENTS

         1. The Borrower, the Agent and certain Lenders are parties to the Amended and Restated Long-Term Revolving Credit Agreement dated as of July 14, 1995 (the "1995 Credit Agreement").

         2. The parties hereto have agreed to amend (effective as of July 12, 1996) certain provisions of, and Exhibits to, the 1995 Credit Agreement and, as so amended, to restate it in its entirety and the Lenders and the Agent have agreed to do so on the terms and conditions set forth herein. The 1995 Credit Agreement, as so amended, is hereby being restated in its entirety for the convenience of the parties and the provisions that are not so amended shall continue. Accordingly, each reference herein or in any other document to an A Advance or a B Advance shall include each A Advance or B Advance, respectively, heretofore made under the 1995 Credit Agreement as well as each A Advance or B Advance, respectively, made from time to time under this Second Amended and Restated Long-Term Revolving Credit Agreement. Furthermore, the fees payable pursuant to Section 2.03 of the 1995 Credit Agreement, and interest payable pursuant to the 1995 Credit Agreement, shall be determined in accordance with the 1995 Credit Agreement to July 12, 1996 and shall be payable on the dates contemplated in the 1995 Credit Agreement, and fees and interest accruing on or after July 12, 1996 shall be determined and payable in accordance with this Second Amended and Restated Long-Term Revolving Credit Agreement. Inasmuch as the Commitments of Credit Lyonnais New York Branch ("CLNY") and The Bank of Tokyo - Mitsubishi, Ltd. ("BOT") are being changed from those in effect under the 1995 Credit Agreement, if any A Advances are outstanding on July 12, 1996, then on such date BOT will purchase from CLNY, without recourse, 17/42 of each A Advance owed to CLNY on such date, which purchased amounts will be thereafter deemed part of the corresponding A Advances of BOT.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of A Advance).

                 "A Borrowing" means a borrowing consisting of A Advances of the same Type made on the same day by the Lenders pursuant to Section
         2.01 and, in the case of Eurodollar Rate Advances, having Interest Periods of the same duration, it being understood that there may be more than one A Borrowing on a particular day.

                 "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

                 "Advance" means an A Advance or a B Advance.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "controls" (including the terms "controlled by" or "under common control with") means, with respect to any Person, the possession, direct or indirect, of the power to vote 10% or more (or in the case of an "Affiliate" of any Lender, 5% or more) of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                 "Agreement" means the 1995 Credit Agreement (defined above), as amended and restated by this Second Amended and Restated Long-Term Revolving Credit Agreement, together with all exhibits and schedules hereto, as may be amended or otherwise modified from time to time pursuant to the terms hereof.

                 "Applicable Lending Office" means, with respect to each Lender, (i) in the case of an A Advance, such Lender's Domestic Lending Office in respect of Base Rate Advances and such Lender's Eurodollar Lending Office in respect of Eurodollar Rate Advances and
         (ii) in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

                 "Arranger" means Citicorp Securities, Inc.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender (other than a Designated Bidder) and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit E hereto.

                 "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.19.

                 "B Borrowing" means a borrowing consisting of simultaneous B Advances to the Borrower from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.19, it being understood that there may be more than one B Borrowing on a particular day.

                 "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

                 "B Reduction" has the meaning specified in Section 2.01.

                 "Base Rate" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times for such day be equal to the highest of:

                          (a) The rate of interest announced publicly by the Agent in the United States with respect to loans made in the United States, from time to time, as the Agent's base or prime rate as in effect for such day;

                          (b) The sum (adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Agent from three New York certificate of deposit dealers of recognized standing selected by the Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Agent in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States each in the amount of $100,000 or more, plus (iii) the average during such three-week period of the annual assessment rates estimated by the Agent for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Agent in the United States; and

                          (c) 0.50% per annum above the Effective Federal Funds Rate for such day.

                 "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.06(a)(i).

                 "Borrowing" means an A Borrowing or a B Borrowing.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                 "Capitalization" means the sum (without duplication) of (i) consolidated Debt of the Borrower and its consolidated Subsidiaries, plus (ii) the aggregate amount of Guaranties by the Borrower or its consolidated Subsidiaries and letters of credit issued for the account of the Borrower or any consolidated Subsidiary of the Borrower, plus
         (iii) the sum of the preferred stock and common stockholders' equity of the Borrower.

                 "Commitment" has the meaning specified in Section 2.01.

                 "Consolidated Tangible Net Worth" means, on a consolidated basis, the excess of (i) the sum of the preferred stock and common stockholders' equity of the Borrower, over (ii) the intangible assets of the Borrower and its consolidated Subsidiaries.

                 "Convert", "Conversion" and "Converted" each refers to a conversion of A Advances of one Type into A Advances of another Type pursuant to Section 2.08, 2.09 or 2.13.

                 "Debt" of any Person means, without duplication (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the original due date of such portion) to pay the deferred purchase price of property or services, and (iii) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, except that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties, which are not the Borrower or any of its consolidated Subsidiaries, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof.

                 "Designated Bidder" means (a) an Affiliate of a Lender or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" by Moody's or "A-1" by S&P or a comparable rating from the successor of either of them, that, in the case of either clause (a) or (b) above, (i) is organized under the laws of the United States or any state thereof, (ii) shall have become a party hereto pursuant to subsections (e), (f) and (g) of Section 8.07, and (iii) is not otherwise a Lender. Notwithstanding the foregoing, each Designated Bidder shall be subject to the written consent of the Borrower and the Agent, such consent not to be unreasonably withheld.

                 "Designation Agreement" means a designation agreement entered into by the Borrower, a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit K hereto.

                 "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or Increase Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "Effective Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Eligible Assignee" means, with respect to any particular assignment under Section 8.07, any bank or other financial institution approved in writing by the Borrower expressly with respect to such assignment and, except as to such an assignment by Citibank so long as Citibank is the Agent hereunder, the Agent as an Eligible Assignee for purposes of this Agreement, provided that neither the Agent's nor the Borrower's approval shall be unreasonably withheld.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                 "ERISA Affiliate" means any Person who is a member of the Borrower's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurodollar Lending Office" means, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or Increase Agreement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing, the interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period in an amount comparable to the amount of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                 "Eurodollar Rate Advance" means an A Advance which bears interest determined by reference to the Eurodollar Rate, as provided in Section 2.06(a)(ii).

                 "Eurodollar Rate Margin" means for any date the percentage per annum applicable on such date as set forth in the row labelled "LIBOR Applicable Margin" on Schedule III hereto, which is based on the ratings (or lack thereof) by Moody's or S&P or both of the public long-term senior unsecured debt securities of the Borrower.

                 "Eurodollar Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Events of Default" has the meaning specified in Section 6.01.

                 "Facility Fee Percentage" means for any date the percentage per annum applicable on such date as set forth in the row labelled "Facility Fee" on Schedule III hereto, which is based on the ratings (or lack thereof) by Moody's or S&P or both of the public long-term senior unsecured debt securities of the Borrower.

                 "Guaranty", "Guaranteed" and "Guaranteeing" each means any act by which a Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt of any Person other than the Borrower or any of its consolidated Subsidiaries (excluding (i) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) any liability in connection with obligations of the Borrower or any of its consolidated Subsidiaries, including, without limitation, obligations under any conditional sales agreement or equipment lease); provided, however, that for the purposes of this definition the liability of the Borrower or any of its Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                 "Increase Agreement" means an agreement entered into by the Borrower and a Lender increasing such Lender's Commitment pursuant to
         Section 2.20, and accepted by the Agent, in substantially the form of Exhibit F-1 hereto or an agreement entered into by the Borrower and a bank or other financial institution becoming a Lender pursuant to
         Section 2.20, and accepted by the Agent, in substantially the form of Exhibit F-2 hereto.

                 "Indemnified Party" means any or all of the Lenders, the Arranger and the Agent.

                 "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                 "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period beginning on the date of such Advance or the date of the Conversion of any Advance into such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for a Eurodollar Rate Advance shall be one, two, three or six months, or, subject to availability to each Lender, nine or twelve months, in each case as the Borrower may, upon notice received by the Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                      (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

                     (ii) if the last day of such Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day;

                    (iii) Interest Periods commencing on the same date for A Advances comprising the same A Borrowing shall be of the same duration; and

                     (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (i) above, end on the last Business Day of a calendar month.

                 "Lenders" means the Initial Lenders, each bank or other financial institution that shall become a party hereto pursuant to
         Section 2.20, each Eligible Assignee that shall become a party hereto pursuant to Section 8.07(a), (b) and (d) and, except when used in reference to an A Advance, an A Borrowing, an A Note, a Commitment or a term related to any of the foregoing, each Designated Bidder.

                 "Lien" means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Debt or any Guaranty of any Person.

                 "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the A Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

                 "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Material Adverse Effect" means a material adverse effect on the financial condition or operations of the Borrower and its consolidated Subsidiaries on a consolidated basis.

                 "Material Plan" means any Plan the assets of which exceed $50,000,000 or the liabilities of which for unfunded vested benefits determined on a plan termination basis (in accordance with Title IV of ERISA) exceed $10,000,000.

                 "Material Subsidiary" means, from time to time, any Subsidiary of the Borrower then owning assets (determined on a consolidated basis) that equal or exceed 5% of the book value of the consolidated assets of the Borrower and its consolidated Subsidiaries at such time.

                 "Moody's" means Moody's Investors Service.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                 "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Note" means an A Note or a B Note.

                 "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

                 "Notice of B Borrowing" has the meaning specified in Section 2.19(a).

                 "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                 "Permitted Assets" means (i) hydrocarbon or other reserves (including, without limitation, proved, probable, possible or speculative reserves), (ii) properties, assets, rights or business related to reserves (including, without limitation, real property, gathering systems, plants, pipelines, equipment and processing and treatment facilities), (iii) other fixed or operating assets and (iv) the stock of any and all companies that are or become Subsidiaries of the Borrower owning assets referred to in any of the foregoing clauses.

                 "Permitted Liens" means

                 (a) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount of which is being contested in good faith by the Borrower or any Subsidiary of the Borrower;

                 (b) Liens for taxes, assessments, obligations under workers' compensation or other social security legislation or other governmental requirements, charges or levies, in each case not yet overdue;

                 (c) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

                 (d) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions which do not materially interfere with the operation, value or use of the properties affected thereby;

                 (e) conventional provisions contained in any contracts or agreements affecting properties under which the Borrower or a Subsidiary of the Borrower is required immediately before the expiration, termination or abandonment of a particular property to reassign to the

         Borrower's or a Subsidiary's predecessor in title all or a portion of the Borrower's or such Subsidiary's rights, titles and interests in and to all or a portion of such property;

                 (f) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to the Borrower or any of its Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of the Borrower or such Subsidiary in such grant or conveyance; and

                 (g) any Lien consisting of (i) statutory landlord's liens under leases to which the Borrower or any Subsidiary of the Borrower is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (ii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any of its Subsidiaries or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Borrower or any such Subsidiary, (iii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (iv) zoning laws and ordinances and municipal regulations.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                 "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                 "Process Agent" has the meaning specified in Section 8.09(a).

                 "Reference Banks" means Citibank, Morgan Guaranty Trust Company of New York and Union Bank of Switzerland.

                 "Register" has the meaning specified in Section 8.07(c).

                 "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof.

                 "Short-Term Revolving Credit Agreement" means the Short-Term Revolving Credit Agreement dated as of July 20, 1994 among the Borrower, the financial institutions party thereto and Citibank, N.A., as agent for such financial institutions, as amended by the First Amendment to Short-Term Credit Agreement dated as of July 14, 1995 and by the Second Amendment to Short-Term Credit Agreement dated as of July 12, 1996, and as such credit agreement may be further amended or otherwise modified from time to time.

                 "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                 "Subsidiary" means, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly beneficially owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of the Subsidiaries of such Person.

                 "Termination Date" means the earlier of (i) July 20, 2001 and
         (ii) the date of termination in whole of the Commitments pursuant to
         Section 2.04 or 6.01.

                 "Termination Event" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
         Section 4042 of ERISA, or (v) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (vii) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                 "Type" has the meaning specified in the definition of "A Advance".

                 "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                 SECTION 1.02. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                 SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles either (i) consistent with those principles applied in the preparation of the annual financial statements referred to in
Section 4.01(e), or (ii) not so materially inconsistent with such principles that a covenant contained in Section 5.01 or 5.02 would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause
(i) of this Section 1.03.

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

                 SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof to and including the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitments", or, if such Lender has entered into any Assignment and Acceptance or Increase Agreement, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of such Commitments shall be applied to all the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount of $10,000,000 in the case of an A Borrowing comprised of Base Rate Advances and $25,000,000 in the case of an A Borrowing comprised of Eurodollar Rate Advances, or, in either case an integral multiple of $1,000,000 in excess thereof (or, in the case of an A Borrowing of Base Rate Advances, the aggregate unused Commitments, if less) and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may make more than one Borrowing on any Business Day and may borrow, prepay pursuant to Section 2.10, and reborrow under this
Section 2.01.

                 SECTION 2.02.  Making the A Advances.

                 (a) Each A Borrowing shall be made on notice by the Borrower to the Agent (a "Notice of A Borrowing") received by the Agent, (i) in the case of a proposed A Borrowing comprised of Base Rate Advances, not later than 10:00 A.M. (New York City time) on the Business Day of such proposed A Borrowing, and (ii) in the case of a proposed A Borrowing comprised of Eurodollar Rate Advances, not later than 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed A Borrowing. Each Notice of A Borrowing shall be by telecopy, telefax or other teletransmission or by telephone (and if by telephone, confirmed promptly by telecopier, telefax or other teletransmission), in substantially the form of Exhibit C hereto, specifying therein the requested (w) date of such A Borrowing, (x) Type of A Advances comprising such A Borrowing, (y) aggregate amount of such A Borrowing, and (z) in the case of an A Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such A Advance. Each Lender shall, before 1:00 p.m. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address at Citibank, 399 Park Avenue, New York, New York 10043, Reference: Burlington Resources Inc., or at such other location designated by notice from the Agent to the Lenders pursuant to Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. Immediately after the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at Citibank, 399 Park Avenue, New York, New York, or at any account of the Borrower maintained by the Agent (or any successor Agent) designated by the Borrower and agreed to by the Agent (or such successor Agent), in same day funds.

                 (b) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specified is to be comprised of Eurodollar Rate Advances, if such A Advances are not made as a result of any failure to fulfill on or before the date specified for such A Borrowing the applicable conditions set forth in Article III, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing.

                 (c) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this
Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Effective Federal Funds Rate for such day. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance to the Borrower as part of such A Borrowing for purposes of this Agreement.

                 (d) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

                 SECTION 2.03.  Fees.

                 (a) Facility Fee. The Borrower agrees to pay to each Lender (other than a Designated Bidder) a facility fee on the average daily amount of such Lender's Commitment, whether or not used or deemed used, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or Increase Agreement pursuant to which it became a Lender in the case of each other Lender, in each case until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment and on the Termination Date, at a rate per annum equal to the Facility Fee Percentage in effect from time to time.

                 (b) Agency Fee. The Borrower agrees to pay to the Agent, for its own account, such agency fees as may be separately agreed to in writing by the Borrower and the Agent, such fees to be in the amounts and payable on the dates as may be so agreed to.

                 (c) Arrangement Fee. The Borrower agrees to pay to the Agent, for its own account, an arrangement fee in the amount and payable on the date separately agreed to in writing by the Agent and the Borrower.

                 SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Lenders (being the amount by which such Commitments exceed the aggregate outstanding principal amount of all Advances), provided that each partial reduction shall be in the aggregate amount of $20,000,000 or any whole multiple of $1,000,000 in excess thereof.

                 SECTION 2.05. Repayment of A Advances. The Borrower shall repay to each Lender on the Termination Date the aggregate principal amount of the A Advances then owing to such Lender.

                 SECTION 2.06.  Interest on A Advances.

                 (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance owing to each Lender from the date of such A Advance until such principal amount is due (whether at stated maturity, by acceleration or otherwise), at the following rates:

                 (i) Base Rate Advances. During such periods as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                (ii) Eurodollar Rate Advances. During such periods as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and, if such A Advance is Converted into a Base Rate Advance on any date other than the last day of any Interest Period for such A Advance, on the date of such Conversion or, if later, the Business Day on which the Borrower shall have received at least one Business Day's prior notice from the Agent or the applicable Lender of the amount of unpaid interest accrued on such A Advances to the date of such Conversion.

                 (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the last day of the then existing Interest Period therefor, in the case of each Eurodollar Rate Advance, to 1% per annum above the interest rate per annum required to be paid on such A Advance immediately prior to the date on which such amount became due and (ii) from and after the last day of the then existing Interest Period therefor, in the case of each Eurodollar Rate Advance, and at all times in the case of each Base Rate Advance or B Advance, to 1% per annum above the Base Rate in effect from time to time.

                 SECTION 2.07. Additional Interest on Eurodollar Rate Advances. If any Lender shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, one or more of its Eurodollar Rate Advances, the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each such Eurodollar Rate Advance (other than any such additional interest accruing to a particular Lender in respect of periods prior to the 30th day preceding the date notice of such interest is given by such Lender as provided in this Section 2.07), payable on the same day or days on which interest is payable on such A Advance, at an interest rate per annum equal at all times during each Interest Period for such

A Advance to the excess of (i) the rate obtained by dividing the Eurodollar Rate for such Interest Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for such Lender for such Interest Period over (ii) the Eurodollar Rate for such Interest Period. The amount of such additional interest (if any) shall be determined by each Lender, and such Lender shall furnish written notice of the amount of such additional interest to the Borrower and the Agent, which notice shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.08.  Interest Rate Determination.

                 (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                 (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

                 (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any applicable A Advances,

                 (i) the Agent shall give the Borrower and each Lender prompt notice by telephone (confirmed in writing) that the interest rate cannot be determined for such applicable A Advances,

                (ii) each such A Advance that is a Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such A Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (iii) the obligations of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances, as the case may be, shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders determine and give notice to the Agent that as a result of conditions in or generally affecting the relevant market, the rates of interest determined on the basis of the Eurodollar Rate for any Interest Period for such A Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon,

                 (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                 (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Eurodollar Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                 (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such A Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such A Advance shall be, or be elected to be Converted to, Eurodollar Rate Advances having the same Interest Period as Eurodollar Rate Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall, or upon such Conversion will, equal or exceed $20,000,000, the Borrower shall have the right to continue all such Eurodollar Rate Advances as, or to Convert all such A Advances into, Eurodollar Rate Advances having such Interest Period.

                 SECTION 2.09. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Agent, not later than 10:00 A.M. (New York City time) on the Business Day of the proposed Conversion of Eurodollar Rate Advances to Base Rate Advances, and not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances to Eurodollar Rate Advances, and subject to the provisions of Section 2.08, 2.11 and 2.13, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of the other Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances shall be subject to the provisions of Section 8.04(b). Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Eurodollar Rate Advance.

                 SECTION 2.10. Prepayments. The Borrower may, upon (i) in the case of Eurodollar Rate Advances, at least two Business Days notice or (ii) in the case of Base Rate Advances, telephonic notice not later than 12:00 noon (New York City time) on the date of prepayment, to the Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of A Advances to be prepaid, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of Eurodollar Rate Advances on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 8.04(b); provided, further, however, that the Borrower will use its best efforts to give notice to the Agent of the proposed prepayment of Base Rate Advances on the Business Day prior to the date of such proposed prepayment.

                 SECTION 2.11.  Increased Costs.

                 (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of "Eurodollar Reserve Percentage" contained in Section 1.01) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above other than those referred to in Section 2.12, there shall be any increase in the cost to any Lender of agreeing to make, fund or maintain, or of making, funding or maintaining, Eurodollar Rate Advances funded in the interbank Eurodollar market, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to reimburse such Lender for all such increased costs (except those incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best reasonable efforts promptly to notify the Borrower of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.11(a) (except as otherwise expressly provided above in this Section 2.11(a)). A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. After one or more Lenders have notified the Borrower of any increased costs pursuant to this Section 2.11, the Borrower may specify by notice to the Agent and the affected Lenders that, after the date of such notice whenever the election of a Eurodollar Rate Advance by the Borrower for an Interest Period or portion thereof would give rise to such increased costs, such election shall not apply to the A Advances of such Lender or Lenders during such Interest Period or portion thereof, and, in lieu thereof, such A Advances shall during such Interest Period or portion thereof be Base Rate Advances. Each Lender agrees to use its best reasonable efforts (including, without limitation, a reasonable effort to change its Applicable Lending Office or to transfer its affected A Advances to an Affiliate of such Lender) to avoid, or minimize the amount of, any demand for payment from the Borrower under this Section 2.11.

                 (b) In the event that any Lender shall change its Eurodollar Lending Office and such change results (at the time of such change) in increased costs to such Lender, the Borrower shall not be liable to such Lender for such increased costs incurred by such Lender to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Lender would have incurred if the Eurodollar Lending Office of such Lender had not been so changed, but, subject to subsection (a) of this Section 2.11 and to
Section 2.13, nothing herein shall require any Lender to change its Eurodollar Lending Office for any reason.

                 SECTION 2.12. Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten days after demand, and delivery to the Borrower of the certificate referred to in the last sentence of this Section 2.12 by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best reasonable efforts promptly to notify the Borrower of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.12 (except as otherwise expressly provided above in this Section 2.12). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Borrower and the Agent by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain such Advances hereunder, such Lender may, by notice to the Borrower and the Agent, suspend the right of the Borrower to elect Eurodollar Rate Advances from such Lender and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Convert all such Eurodollar Rate Advances of such Lender to Base Rate Advances at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Conversion shall continue until such Lender notifies the Borrower and the Agent that the circumstances making it unlawful for such Lender to perform such obligations no longer exist (which such Lender shall promptly do when such circumstances no longer exist). So long as the obligation of any Lender to make Eurodollar Rate Advances has been suspended under this Section 2.13, all Notices of A Borrowing specifying A Advances of such Type shall be deemed, as to such Lender, to be requests for Base Rate Advances. Each Lender agrees to use its best reasonable efforts (including, without limitation, a reasonable effort to change its Applicable Lending Office or to transfer its affected A Advances to an affiliate) to avoid any such illegality.

                 SECTION 2.14.  Payments and Computations.

                 (a) The Borrower shall make each payment hereunder (including, without limitation, under Section 2.03, 2.05 or 2.06) and under the Notes, whether the amount so paid is owing to any or all of the Lenders or to the Agent, not later than 1:00 P.M. (New York City time) without setoff, counterclaim, or any other deduction whatsoever, on the day when due in U.S. dollars to the Agent at Citibank, 399 Park Avenue, New York, New York,
Reference: Burlington Resources Inc., or at such other location designated by notice to the Borrower from the Agent and agreed to by the Borrower, in same day funds. Each such payment made by the Borrower for the account of any Lender hereunder, when so made to the Agent, shall be deemed duly made for all purposes of this Agreement and the A Notes, except that if at any time any such payment is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy, insolvency or reorganization of the Borrower or otherwise, such payment shall be deemed not to have been so made. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.07, 2.11, 2.12, 2.13, 2.15, 2.19 or 8.04(b)) to the Lenders for the
account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the A Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                 (b) All computations of interest based on the Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, or the Effective Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by each Lender with respect to its own Eurodollar Rate Advances, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.07, 2.11, 2.12, 2.13, 2.15, 2.19 or 8.04(b), by each Lender with respect to its own Advances) of an interest rate or an increased cost, loss or expense or increased capital or of illegality or taxes hereunder shall be conclusive and binding for all purposes if made reasonably and in good faith.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at a rate equal to the Effective Federal Funds Rate for such day.

                 SECTION 2.15.  Taxes.

                 (a) Any and all payments by the Borrower hereunder or under the Notes shall be made in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Indemnified Party, (i) all taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, imposed on or determined by reference to its income, and all franchise taxes, and (ii) all other taxes, levies, imposts, deductions, charges, or withholdings in effect at the time that such Indemnified Party executed this Agreement or otherwise became an "Indemnified Party" hereunder, and liabilities with respect thereto, imposed on it by reason of the jurisdiction in which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof, or by reason of the jurisdiction of its Applicable Lending Office or any other office from which it makes or maintains any extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under this Agreement or under the Notes being herein referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or the Agent, as applicable) shall make such deductions at the applicable statutory rate and
(iii) the Borrower (or the Agent, as applicable) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, provided that the Borrower shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (a) (or pursuant to Section 2.15(c), except to the extent Section 2.15(c) relates to Other Taxes) to any Indemnified Party that either (x) on the date such Indemnified Party executed this Agreement or otherwise became an "Indemnified Party" hereunder, both (A) was not entitled to submit a U.S. Internal Revenue Service form 1001 (relating to such Indemnified Party, and entitling it to a complete exemption from withholding on all amounts to be received by such Indemnified Party, including fees, pursuant to this Agreement or the Advances) or a U.S. Internal Revenue Service form 4224 (relating to all amounts to be received by such Indemnified Party, including fees, pursuant to this Agreement and the Advances) and (B) is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code), or (y) has failed to submit any form or certificate that it was required to file or provide pursuant to subsection (d) of this
Section 2.15 and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such administrative steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Taxes, and provided further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Borrower from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations under clauses (ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 2.15. If any Indemnified Party receives a net credit or refund in respect of such Taxes or amounts so paid by the Borrower, it shall promptly notify the Borrower of such net credit or refund and shall promptly pay such net credit or refund to the Borrower, provided that the Borrower agrees to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable, is required to repay it.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                 (c) The Borrower will indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide to the Borrower any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor.

                 (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States executes this Agreement or otherwise becomes an "Indemnified Party" hereunder, such Indemnified Party shall provide the Borrower and the Agent with U.S. Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Borrower indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time, each such Indemnified Party shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be
(i) notified by the Borrower to such Indemnified Party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes, including without limitation fees. Upon the request of the Borrower from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Borrower a certificate to the effect that it is such a United States person. If any Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Borrower and the Agent of such fact.

                 (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.15 shall use its best reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                 (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and each Indemnified Party contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.07, 2.11, 2.12, 2.13, 2.15 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the amount of the participation purchased from such Lender as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                 SECTION 2.17. Evidence of Debt. The indebtedness of the Borrower to each Lender in respect of principal of and interest on the A Advances shall be evidenced by an A Note payable to the order of such Lender and delivered hereunder by the Borrower. Notwithstanding the provisions of the A Notes for notations to be made on the grid attached thereto, any Lender may maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from A Advances and payments made from time to time hereunder and under the A Note payable to its order. In any legal action or proceeding in respect of this Agreement or such A Note, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded, absent manifest error.

                 SECTION 2.18. Use of Proceeds. Proceeds of the Advances may be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, for acquisitions and for payment of commercial paper issued by the Borrower.

                 SECTION 2.19.  The B Advances.

                 (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.19 from time to time on any Business Day during the period from the date hereof until the earlier of (I) the Termination Date or (II) June 15, 2001, in the manner set forth below; provided that (x) each B Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof and (y) following the making of each B Borrowing, the aggregate number of outstanding B Borrowings shall not exceed seven and the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

                 (i)  The Borrower may request a B Borrowing under this Section
         2.19 by delivering to the Agent, by telecopy, telefax or other teletransmission, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit D hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the earlier of (x) 180 days after the date of such B Borrowing or (y) July 15, 2001), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                 (ii) Each Lender may, if in its sole and absolute discretion it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to clause
         (y) of the proviso to the first sentence of this Section 2.19(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) (x) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (y) three Business Days before the date of such proposed B Borrowing in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                          A. cancel such B Borrowing by giving the Agent notice to that effect, or

                          B. accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Lenders bid at the same rates of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Lenders as part of such B Borrowing shall be allocated among such Lenders pro rata on the basis of the maximum amount offered by such Lenders at such rates or margin in connection with such B Borrowing), in any aggregate amount up to the aggregate amount initially requested by the Borrower in the relevant Notice of B Borrowing, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(A) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
         Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in
         Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                 (b) Within the limits and on the conditions set forth in this Section 2.19, the Borrower may from time to time borrow under this Section 2.19, repay or prepay pursuant to subsection (c) below, and reborrow under this
Section 2.19.

                 (c) The Borrower shall repay to the Agent for the account of each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment in the related Notice of B Borrowing and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to Section 2.19(a)(i) and set forth in the B Note evidencing such B Advance or unless the holder of such B Advance otherwise consents in writing to such prepayment.

                 (d) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice delivered pursuant to subsection (a)(ii) above on the interest date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing and set forth in the B Note evidencing such B Advance, subject to
Section 2.06(b).

                 (e) The indebtedness of the Borrower in respect of principal of and interest on each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

                 (f) Each time that the Borrower gives a Notice of B Borrowing, the Borrower shall pay to the Agent for its own account such fee as may be agreed between the Borrower and the Agent from time to time, whether or not any B Borrowing is in fact made.

                 (g) Following the making of each B Borrowing, the Borrower agrees that it will be in compliance with the limitations set forth in clause (y) of the proviso to the first sentence of Section 2.19(a).

                 (h) The failure of any Lender to make the B Advance to be made by it as part of any B Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its B Advance on the date of such B Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the B Advance to be made by such other Lender on the date of any B Borrowing. If any Designated Bidder fails to make the B Advance to be made by it as part of any B Borrowing, such Designated Bidder shall not thereafter have the right to offer to make any B Advance without the prior written consent of the Borrower and the Agent.

                 SECTION 2.20. Increase of Commitments. The Borrower shall have the right, without the consent of the Lenders or the Agent (except as contemplated in clauses (d) and (e) of this sentence), to effectuate from time to time, on any Business Day (but not on more than one Business Day in any calendar quarter) an increase in the total Commitments under this Agreement (an "Increase") by adding to this Agreement one or more banks or other financial institutions (who shall, upon completion of the requirements stated in this Section 2.20, constitute Lenders hereunder), or by allowing one or more Lenders to increase their Commitments hereunder, or both, provided that (a) no Increase in Commitments pursuant to this Section 2.20 shall result in the total Commitments exceeding $800,000,000 or shall result in the aggregate amount of the Increases in the Commitments effectuated pursuant to this Section 2.20 since the date of this Agreement exceeding $200,000,000, (b) any Increase in Commitments pursuant to this Section 2.20 shall be in the amount of $20,000,000 or an integral multiple of $1,000,000 in excess thereof, (c) on the effective date of each Increase in the Commitments pursuant to this Section 2.20, (i) the Borrower shall have outstanding public long-term senior unsecured debt securities that are rated by S&P or Moody's, (ii) either (1) the lowest such rating by Moody's shall be A3 or better or (2) the lowest such rating by S&P shall be A- or better, and (iii) no event shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, (d) no Lender's Commitment amount shall be increased without the consent of such Lender, (e) each new bank or other financial institution, if any, both is acceptable to the Agent and provides a Commitment of at least $20,000,000, (f) simultaneously with each increase in the Commitment of any Lender pursuant to this Section 2.20, the Borrower will cause such Lender's "Commitment" (under and as defined in the Short-Term Revolving Credit Agreement) to be increased pursuant to Section 2.20 thereof by the same percentage as such Lender's Commitment is being increased pursuant to this Section 2.20, unless the Short-Term Revolving Credit Agreement has been terminated, (g) simultaneously with the addition of any bank or financial institution pursuant to this Section 2.20, the Borrower will cause such bank or financial institution to become a party to the Short-Term Revolving Credit Agreement pursuant to Section 2.20 thereof with a "Commitment" (under and as defined in the Short-Term Revolving Credit Agreement) that constitutes the same percentage of all "Commitments" thereunder as the percentage that its Commitment hereunder constitutes of all Commitments hereunder, unless the Short-Term Revolving Credit Agreement has been terminated, and (h) immediately prior to, or simultaneously with, any Increase pursuant to this Section 2.20, the Borrower will prepay in accordance with the terms of this Agreement, all outstanding A Advances, if any (including, without limitation, prepayment from the proceeds of any A Borrowing from the Lenders made on the date of such Increase in accordance with this Agreement and in accordance with their respective Commitments after giving effect to such Increase). The Borrower shall give the Agent ten Business Days' notice of the Borrower's intention to effect any Increase in the total Commitments pursuant to this Section 2.20. Such notice shall specify each new bank or other financial institution, if any, the changes in amounts of Commitments that will result, if any, and such other information as is reasonably requested by the Agent. Each new bank or other financial institution, and each Lender agreeing to increase its Commitment, shall execute and deliver to the Agent an Increase Agreement, substantially in the form of Exhibit F-1 hereto or Exhibit F-2 hereto, as the case may be, pursuant to which it becomes a party hereto or increases its

Commitment, as the case may be. In addition, the Borrower shall execute and deliver an A Note in the principal amount of the Commitment of each new bank or other financial institution, or a replacement A Note in the principal amount of the increased Commitment of each Lender agreeing to increase its Commitment, as the case may be. Such A Notes and other documents of the nature referred to in
Section 3.01 shall be furnished to the Agent in form and substance as may be reasonably required by it. Upon execution and delivery of such documents, such new bank or other financial institution shall constitute a "Lender" hereunder with a Commitment as specified therein, or such Lender's Commitment shall increase as specified therein, as the case may be. Before effecting any Increase by addition of any new bank or other financial institution, the Borrower will first offer the Lenders, by notice to them, the right to participate in such Increase by increasing their respective Commitments, and each Lender electing to participate in such Increase shall have the right to participate in such Increase (by increasing its Commitment in accordance with, and subject to, this Section 2.20) on a ratable basis.


                                  ARTICLE III
                    CONDITIONS OF EFFECTIVENESS AND LENDING

                 SECTION 3.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective when (i) it shall have been executed by the Borrower and the Agent, (ii) the Agent and the Borrower either shall have been notified by each Initial Lender that such Initial Lender has executed it or shall have received a counterpart of this Agreement executed by such Initial Lender, and (iii) the Agent shall have received the following, each dated the date of delivery thereof unless otherwise specified below (which date shall be selected by the Borrower and be the same for all documents and all Lenders), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                 (a) The A Notes, to the order of the Lenders, respectively.

                 (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving the borrowings contemplated hereby and authorizing the execution of this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                 (c) A certificate of the Secretary or an Assistant Secretary of the Borrower (i) certifying names and true signatures of officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder and (ii) if the date of effectiveness of this Agreement is other than the date hereof, certifying that the representations and warranties contained in Section 4.01 are true and correct as of such date of effectiveness.

                 (d) A favorable opinion of the Borrower's Senior Vice President, Law or its Vice President, Law, in substantially the form of Exhibit G hereto.

                 (e) A favorable opinion of Jones, Day, Reavis & Pogue, New York counsel to the Borrower, in substantially the form of Exhibit H hereto.

                 (f) A favorable opinion of Bracewell & Patterson, L.L.P., counsel for the Agent, in substantially the form of Exhibit I hereto.

                 (g) A letter from the Process Agent, in substantially the form of Exhibit J hereto, agreeing to act as Process Agent and to forward forthwith all process received by it to the Borrower.

                 SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance (including the initial A Advance) on the occasion of any A Borrowing shall be subject to the further conditions precedent that on or before the date of such A Borrowing this Agreement shall have become effective pursuant to Section 3.01 and that on the date of such A Borrowing, before and immediately after giving effect to such A Borrowing and to the application of the proceeds therefrom, the following statements shall be true and correct, and the giving by the Borrower of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute its representation and warranty that on and as of the date of such A Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                 (a)      Each representation and warranty contained in Section
         4.01 is correct in all material respects as though made on and as of such date;

                 (b) No event has occurred and is continuing, or would result from such A Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (c) The aggregate amount of the borrowings under this Agreement (including, without limitation, such A Borrowing) and under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such borrowings approved as of such date by the Board of Directors of the Borrower.

                 SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of any B Borrowing (including the initial B Borrowing) shall be subject to the further conditions precedent that (i) at or before the time required by paragraph (iii) of Section 2.19(a), the Agent shall have received the written confirmatory notice of such B Borrowing contemplated by such paragraph, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note executed by the Borrower payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.19, (iii) on or before the date of such B Borrowing this Agreement shall have become effective pursuant to
Section 3.01, and (iv) on the date of such B Borrowing, before and immediately after giving effect to such B Borrowing and to the application of the proceeds therefrom, the following statements shall be true and correct, and the giving by the Borrower of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute its representation and warranty that on and as of the date of such B Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                 (a)      Each representation and warranty contained in Section
         4.01 is correct in all material respects as though made on and as of such date;

                 (b) No event has occurred and is continuing, or would result from such B Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (c) The aggregate amount of the borrowings under this Agreement (including, without limitation, such B Borrowing) and under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such borrowings approved as of such date by the Board of Directors of the Borrower.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Material Subsidiary is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. The Borrower and each Material Subsidiary possess all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.
         Each Subsidiary which is, on and as of the date of this Agreement, a Material Subsidiary is listed on Schedule II hereto.

                 (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes which has not been duly made or obtained, except those (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrower hereunder the performance of which is not yet due and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.

                 (d) This Agreement constitutes, and the Notes when delivered hereunder shall constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.

                 (e) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and cash flow for the fiscal year then ended, reported on by Coopers & Lybrand, independent public accountants, copies of which have been furnished to the Agent and the Initial Lenders prior to the date hereof, fairly present the consolidated financial condition of the Borrower and such

         Subsidiaries as at December 31, 1995 and the consolidated results of their operations for such fiscal period, all in accordance with generally accepted accounting principles consistently applied. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1996 and the related consolidated statements of income and cash flow for the three months then ended, copies of which have been furnished to the Agent and the Initial Lenders prior to the date hereof, fairly present the consolidated financial condition of the Borrower and such Subsidiaries as at March 31, 1996 and the consolidated results of their operations for such fiscal period, all in accordance with generally accepted accounting principles consistently applied, and since March 31, 1996 there has been no material adverse change in such condition or operations.

                 (f) There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower or any Material Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the consolidated financial condition of the Borrower and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Notes.

                 (g) The Borrower and each consolidated Subsidiary have duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Borrower or the appropriate Subsidiary.

                 (h) The Borrower and each Material Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not have a Material Adverse Effect or which are permitted by Section 5.02(a), and except that no representation or warranty is being made with respect to Margin Stock.

                 (i) Except to the extent permitted pursuant to Section 5.02(e), neither the Borrower nor any Material Subsidiary is subject to any contractual restrictions which limit the amount of dividends payable by any Subsidiary.

                 (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 6.01(g).

                 (k) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant's report with respect to such plan year has been prepared, copies of which have been furnished to the Agent, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                 (l) Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), exceeds $50,000,000.

                 (m) Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization or termination would be the occurrence of an Event of Default under Section 6.01(i).

                 (n) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to extend credit to others (other than to any Subsidiary of the Borrower) for the purpose of purchasing or carrying Margin Stock.

                 (o) The Borrower is not an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (p) The Borrower is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

All representations and warranties made by the Borrower herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to the Lenders of this Agreement and the Notes.


                                   ARTICLE V
                           COVENANTS OF THE BORROWER

                 SECTION 5.01. Affirmative Covenants. So long as any Note or other amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                 (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and material franchises, except as otherwise permitted by Section 5.02(c) or 5.02(d).

                 (b) Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, in all material respects, with all applicable laws, rules, regulations and orders (including, without limitation, all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                 (c) Visitation Rights. At such reasonable times and intervals as the Agent or any of the Lenders (other than Designated Bidders) may desire, permit the Agent or any of the Lenders (other than Designated Bidders) to visit the Borrower and to discuss the affairs, finances, accounts and mineral reserve performance of the Borrower and any of its Subsidiaries with officers of the Borrower and independent certified public accountants of the Borrower and any of its Subsidiaries, provided that if an Event of Default, or an event which with the giving of notice or the passage of time, or both, would become an Event of Default, has occurred and is continuing, the Agent or any Lender may, in addition to the other provisions of this subsection (c) and at such reasonable times and intervals as the Agent or any of the Lenders may desire, visit and inspect, under guidance of officers of the Borrower, any properties significant to the consolidated operations of the Borrower and its Subsidiaries, and to examine the books and records of account (other than with respect to any mineral reserve information that the Borrower determines to be confidential) of the Borrower and any of its Subsidiaries and to discuss the affairs, finances and accounts of any of the Borrower's Subsidiaries with any of the officers of such Subsidiary.

                 (d) Books and Records. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner that does not, under generally accepted accounting principles or public reporting requirements applicable to the Borrower, either require disclosure in the consolidated financial statements of the Borrower and its consolidated Subsidiaries or require the consent of the accountants which (as required by Section 5.03(b)) report on such financial statements for the fiscal year in which such change shall have occurred, or (iii) applied in a changed manner not covered by clause (ii) above provided such change shall have been disclosed to the Agent and shall have been consented to by the accountants which (as required by Section 5.03(b)) report on the consolidated financial statements of the Borrower and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred, provided that if any change referred to in clause (ii) or (iii) above would not meet the standard set forth in clause (i) or (ii) of Section 1.03, the Agent, the Lenders and the Borrower agree to amend the covenants contained in Section 5.01 and 5.02 so that the relative protection afforded thereby to the Lenders and the relative flexibility afforded thereby to the Borrower will in substance be retained after such amendment, provided, however, that until such amendment becomes effective hereunder, the covenants as set forth herein shall remain in full force and effect and those accounting principles applicable to the Borrower and its consolidated Subsidiaries which do meet the standards set forth in clause (i) or (ii) of Section 1.03 shall be applied to determine whether or not the Borrower is in compliance with such covenants.

                 (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Material Subsidiary to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                 (f) Maintenance of Insurance. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                 (g) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth of not less than $1,300,000,000 at all times.

                 (h) Subsidiary Dividends. Cause each Subsidiary to pay to the Borrower, or such Subsidiary's immediate parent company if such parent company is not the Borrower, such dividends as such Subsidiary may legally pay (giving due consideration to the rights of any minority shareholders) to the extent necessary to provide the Borrower with funds for the payment of its obligations under this Agreement and the Notes.

                 SECTION 5.02. Negative Covenants. So long as any Note or other amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Majority Lenders shall otherwise consent in writing:

                 (a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any Material Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of the capital stock of any Material Subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any Material Subsidiary to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of the Borrower and its consolidated Subsidiaries taken as a whole securing the payment of Debt and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Debt Guaranteed thereby is included in computing such aggregate amount)) exceeding $200,000,000 at any one time; provided, however, that this subsection (a) shall not apply to:

                          A. Liens on assets acquired by the Borrower or any of its Subsidiaries after the date hereof to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Borrower in contemplation of such acquisition;

                          B. Liens on stock acquired after the date hereof of a corporation which has become or becomes a Subsidiary of the Borrower, to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Borrower in contemplation of such acquisition;

                          C.      Liens on Margin Stock; and

                          D.      Permitted Liens.

                 (b) Debt, Etc. Create, assume or suffer to exist, or permit any of its consolidated Subsidiaries to create, assume or suffer to exist, any Debt, any Guaranty or, to the extent set forth in clause
         (1) below, any reimbursement obligation with respect to any letter of credit, unless, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith,

                          (1)     the sum (without duplication) of (i)
                 consolidated Debt of the Borrower and its consolidated Subsidiaries plus (ii) the aggregate amount (determined on a consolidated basis) of Guaranties and of letters of credit issued for the account of the Borrower and its consolidated Subsidiaries is less than 52.5% of Capitalization, provided that Debt for borrowed money either maturing within one year and evidenced by instruments commonly known as commercial paper, or evidenced by variable demand notes or other similar short-term financing instruments issued to commercial banks and trust companies (other than Debt incurred pursuant to this Agreement or the Short-Term Revolving Credit Agreement or any replacement therefor), shall not exceed the aggregate of the Borrower's unused bank lines of credit and unused credit available to the Borrower under financing arrangements with banks; and

                          (2) with respect to any such Debt created, assumed or suffered to exist by a consolidated Subsidiary that is either a Subsidiary of the Borrower as of the date hereof or a Subsidiary of the Borrower acquired or created after the date hereof and owning a material portion of the consolidated operating assets existing at the date hereof of the Borrower and its Subsidiaries, the aggregate amount of Debt of the consolidated Subsidiaries of the Borrower referred to above in this paragraph (2) owing to Persons other than the Borrower and its consolidated Subsidiaries is less than $400,000,000.

                 (c) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or permit any Material Subsidiary to sell, lease or otherwise transfer (in either case, whether in one transaction or in a series of transactions, and except, in either case, to the Borrower or an entity which after giving effect to such transfer will be or become a Material Subsidiary in which the Borrower's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto, and except as permitted by Section 5.02(d)), assets constituting a material portion of the book value of the consolidated assets of the Borrower and its Material Subsidiaries, provided that, notwithstanding the foregoing,
         (i) assets restricted hereunder shall not include Margin Stock or inventory sold in the ordinary course of business, (ii) the Borrower or any Material Subsidiary may sell, lease or otherwise transfer the assets or capital stock of any Subsidiary that is not a Material Subsidiary as of the date of this Agreement, and (iii) the Borrower or any Material Subsidiary may sell, lease or otherwise transfer any Permitted Assets constituting a material portion of the consolidated assets of the Borrower and its Material Subsidiaries, provided that, for purposes of this clause (iii), (A) such Permitted Assets are sold, leased or otherwise transferred in exchange for other Permitted Assets and/or (B) the proceeds from such sale, lease or other transfer, or an amount equal to the proceeds thereof, are (x) reinvested within one year in Permitted Assets and/or the development of Permitted Assets and/or (y) used to repay Debt the proceeds of which were or are being used for investment in, and/or the development of, Permitted Assets; provided furtherthat, no such sale, lease or other transfer shall be permitted by this clause (iii) unless either (1) after giving effect to such sale, lease or other transfer, no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or (2) the Borrower or the relevant Material Subsidiary, as the case may be, was contractually obligated, prior to the occurrence of such Event of Default or event, to consummate such sale, lease or other transfer.

                 (d) Mergers, Etc. Merge or consolidate with any Person, or permit any of its Material Subsidiaries to merge or consolidate with any Person, except that (i) such a Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary or may merge or consolidate with (or liquidate into) the Borrower, provided that (A) if such Material Subsidiary merges or consolidates with (or liquidates into) the Borrower, the Borrower shall be the continuing or surviving corporation, (B) if any such Material Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary of the Borrower, one of such Subsidiaries is the surviving corporation and, if either such Subsidiary is not wholly-owned by the Borrower, such merger or consolidation is on an arm's length basis and
         (C) as a result of such merger or consolidation, no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, and (ii) the Borrower or any Material Subsidiary may merge or consolidate with any other corporation (that is, in addition to the Borrower or any Subsidiary of the Borrower), provided that (A) if the Borrower merges or consolidates with any such other corporation, the Borrower is the surviving corporation, (B) if any Material Subsidiary merges or consolidates with any such other corporation, the surviving corporation is a wholly-owned Material Subsidiary of the Borrower, and
         (C) if either the Borrower or any Material Subsidiary merges or consolidates with any such other corporation, after giving effect to such merger or consolidation no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

                 (e) Dividend Restrictions. Create, or consent or agree to, or permit any of its Material Subsidiaries existing on the date hereof or any of its Subsidiaries hereafter created or acquired and owning a material portion of the consolidated operating assets existing at the date hereof of the Borrower and its Subsidiaries, to create, or consent or agree to, any restrictions, contained in any agreement or instrument relating to or evidencing Debt, on any such Subsidiary's ability to pay dividends or to make advances to the Borrower or any Subsidiary of the Borrower; provided, however, that this subsection
         (e) shall not apply to any such restrictions (including any extensions of the term of any thereof) applicable to the stock of any Subsidiary of the Borrower the stock of which shall be hereafter acquired by the Borrower and which restrictions are existing at the time such Subsidiary first becomes a Subsidiary of the Borrower and are not placed thereon by or with the consent of the Borrower in contemplation of such acquisition by the Borrower.

                 SECTION 5.03. Reporting Requirements. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

                 (a) within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flow of the Borrower and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as to fairness and utilization of generally accepted accounting principles by the chief financial officer of the Borrower and accompanied by a certificate of such officer stating (i) that such statements of income and cash flow and such balance sheet have been prepared in accordance with generally accepted accounting principles, (ii) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in subsection (g) of Section 5.01 and in subsection (b) of Section 5.02, and (iv) a listing of all Material Subsidiaries and consolidated Subsidiaries of the Borrower showing the extent of its direct and indirect holdings of their stocks;

                 (b) within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its consolidated Subsidiaries containing financial statements for such year reported on by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default;

                 (c) within 120 days after the close of each of the Borrower's fiscal years, a certificate of the chief financial officer of the Borrower stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in subsection (g) of Section 5.01 and in subsection (b) of Section 5.02 and (iii) a listing of all Material Subsidiaries and consolidated Subsidiaries of the Borrower showing the extent of its direct and indirect holdings of their stocks;

                 (d) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower or any Material Subsidiary shall have sent to its public stockholders;

                 (e) promptly upon their becoming publicly available, all regular and periodic financial reports and registration statements which the Borrower or any Material Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registration statements of securities for selling security holders;

                 (f) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving the Borrower or any Material Subsidiary, except any litigation or proceeding which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of the Borrower and its consolidated Subsidiaries taken as a whole;

                 (g) within three Business Days after an executive officer of the Borrower obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower or the appropriate Subsidiary to cure the effect of such event;

                 (h) as soon as practicable and in any event (i) within 30 days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                 (i) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                 (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

                 (k) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

                 (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Borrower or any Subsidiary as any Lender through the Agent may from time to time reasonably request.

                 Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this Section 5.03 shall contain comparative information which conforms to the presentation required in Form 10-Q and Form 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

                 SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Note when due, or any interest on any Note or any other amount payable hereunder within five Business Days after the same shall be due; or

                 (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                 (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or by any Lender with a copy to the Agent; or

                 (d) The Borrower or any Material Subsidiary shall fail to pay any Debt or Guaranty (excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be) in an aggregate principal amount of $50,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt referred to in this subsection (d), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds thereof would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt extended pursuant thereto and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration, or the provisions hereof relating thereto, this Agreement or any Advance hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U issued by the Board of Governors of the Federal Reserve System, then such breach, default, event of default or acceleration shall not constitute a default or Event of Default under this subsection (d); or

                 (e) (i) The Borrower or any Material Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by the Borrower or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against the Borrower or any such Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) the Borrower or any such Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any Material Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                 (g) Any Termination Event with respect to a Material Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Lender, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto), in each case in respect of which the Borrower or any ERISA Affiliate has liability, is equal to or greater than $50,000,000; or

                 (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000; or

                 (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $50,000,000; or

                 (j) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of the Borrower in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than the Borrower, a Subsidiary of the Borrower or any employee benefit plan maintained for employees of the Borrower and/or any of its Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Borrower entitled to vote in elections for directors of the Borrower and (ii) at any time before the later of (x) six months after the completion of such tender offer and (y) the next annual meeting of the shareholders of the Borrower following the completion of such tender offer more than half of the directors of the Borrower consists of individuals who (a) were not directors before the completion of such tender offer and (b) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                 (k) Any "Event of Default" as defined in the Short-Term Revolving Credit Agreement shall occur and be continuing;

         then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower,
         (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default under subsection (e) of this Section 6.01 (except under clause (i)(A) thereof) shall occur, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII
                                   THE AGENT

                 SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                 SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                 SECTION 7.03. Citibank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the other Lenders.

                 SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 SECTION 7.05. INDEMNIFICATION. THE LENDERS (OTHER THAN THE DESIGNATED BIDDERS) AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE A NOTES THEN HELD BY EACH OF THEM (OR IF NO A NOTES ARE AT THE TIME OUTSTANDING OR IF ANY A NOTES ARE HELD BY PERSONS WHICH ARE NOT LENDERS, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS OR THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS IMMEDIATELY PRIOR TO TERMINATION IF THE COMMITMENTS HAVE BEEN TERMINATED), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER THIS AGREEMENT, OR ANY OF THE NOTES OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR
WILLFUL MISCONDUCT.    Without limitation of the foregoing, each Lender (other
than the Designated Bidders) agrees to reimburse the Agent promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any of the Notes or any other instrument or document furnished pursuant hereto or in connection herewith to the extent that the Agent acts in its capacity as Agent and is not reimbursed for such expenses by the Borrower.

                 SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                 SECTION 8.01. Amendments, Etc. An amendment or waiver of any provision of this Agreement or the A Notes, or a consent to any departure by the Borrower therefrom, shall be effective against the Lenders and all holders of the Notes if, but only if, it shall be in writing and signed by the Majority Lenders, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), be effective to:
(a) waive any of the conditions specified in Article III, (b) except as contemplated by Section 2.20, increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any facility fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any facility fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, which shall be required for the Lenders or any of them to take any action under this Agreement, or (f) amend this Section 8.01; and, provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                 SECTION 8.02.  Notices, Etc.  Except as otherwise provided in
Section 2.02(a) or 2.10(ii), all notices and other communications provided for hereunder shall be in writing and mailed by certified mail, return receipt requested and postage prepaid, or telecopied, telefaxed or otherwise teletransmitted, or delivered, if to the Borrower, at 5051 Westheimer, Suite 1400, Houston, Texas 77056, Attention: Treasurer, Telefax: (713) 624-9621; if to any Initial Lender, at its Domestic Lending Office set forth opposite its name on Schedule I hereto; if to any other Lender at its Domestic Lending Office specified in the Assignment and Acceptance or Increase Agreement pursuant to which it became a Lender or at the address for notices specified in the Designation Agreement pursuant to which it became a party hereto; and if to the Agent, in care of Citicorp North America, Inc., at 1200 Smith Street, Suite 2000, Houston, Texas 77002, Attention: Burlington Resources Inc., Account Officer, Telefax: (713) 654-2849; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective, (a) in the case of any notice or communication given by certified mail, when receipted for, (b) in the case of any notice or communication given by telecopy, telefax or other teletransmission, when confirmed by appropriate answerback, in each case addressed as aforesaid, and (c) in the case of any notice or communication delivered by hand or courier, when so delivered, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent. A notice received by the Agent or a Lender by telephone pursuant to Section 2.02(a) or 2.10(ii) shall be effective if the Agent or Lender believes in good faith that it was given by an authorized representative of the Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                 SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 8.04.  Costs and Expenses; Indemnity.

                 (a) The Borrower agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder and with respect to advising the Agent as to its rights and responsibilities under this Agreement, (ii) all reasonable costs and expenses incurred by the Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, of the Agent and the Lenders (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder and thereunder.

                 (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.10 or a Conversion pursuant to Section 2.08(f) or Section 2.09 or due to acceleration of the maturity of the Notes pursuant to Section 6.01 or due to any other reason attributable to the Borrower, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                 (c) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT, THE ARRANGER AND EACH LENDER FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE AGENT, THE ARRANGER OR SUCH LENDER IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION, OR PROCEEDING (WHETHER OR NOT THE AGENT, THE ARRANGER OR SUCH LENDER IS PARTY THERETO) RELATED TO

ANY ACQUISITION OR PROPOSED ACQUISITION BY THE BORROWER, OR BY ANY SUBSIDIARY OF THE BORROWER, OF ALL OR ANY PORTION OF THE STOCK OR SUBSTANTIALLY ALL THE ASSETS OF ANY PERSON OR ANY USE OR PROPOSED USE OF THE ADVANCES BY THE BORROWER (EXCLUDING ANY CLAIMS, DAMAGES, LIABILITIES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED OR ITS EMPLOYEES OR AGENTS, OR BY REASON OF ANY USE OR DISCLOSURE OF INFORMATION RELATING TO ANY SUCH ACQUISITION OR USE OR PROPOSED USE OF THE PROCEEDS BY THE PARTY TO BE INDEMNIFIED OR ITS EMPLOYEES OR AGENTS).

                 SECTION 8.05. Right of Set-off. Upon the declaration of the Notes as due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                 SECTION 8.06. Binding Effect. This Agreement shall become effective in accordance with the provisions of Section 3.01, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Arranger and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

                 SECTION 8.07.  Assignments and Participations.

                 (a) Each Lender (other than a Designated Bidder) may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note or A Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make B Advances, any B Advances or any B Notes), and the same constant percentage of all rights and obligations of such assigning Lender under the Short-Term Revolving Credit Agreement, unless the Short-Term Revolving Credit Agreement has been terminated, shall be contemporaneously assigned by such assigning Lender to the same assignee pursuant to Section 8.07(a) of the Short-Term Revolving Credit Agreement, (ii) the sum of (x) the amount of the Commitment of the assigning Lender being assigned to the assignee pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) plus (y) the amount of the "Commitment" of the assigning Lender under the Short-Term Revolving Credit Agreement contemporaneously assigned by such assigning Lender to such assignee as contemplated by clause (i) of this sentence must be equal to or greater than $25,000,000 and must be an integral multiple of $1,000,000,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note or A Notes subject to such assignment and a processing and recordation fee of $3,000, and shall send to the Borrower an executed counterpart of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, provided, however, such assigning Lender shall retain any claim with respect to any fee, interest, cost, expense or indemnity which accrues, or relates to an event that occurs, prior to the date of such assignment pursuant to Section 2.03, 2.06, 2.07, 2.11, 2.12, 2.15 or 8.04).

                 (b) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity , enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is (subject to approval in writing by the Borrower and the Agent) an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c)  The Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance, each Designation Agreement and each Increase Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any A Note or A Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered A Note or A Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or A Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or A Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                 (e) Each Lender (other than a Designated Bidder) may designate one or more banks or other entities to have a right to make B Advances as a Lender pursuant to Section 2.19; provided that (i) such Lender shall have obtained the written consent of the Agent and the Borrower, such consent not to be unreasonably withheld, (ii) no such Lender shall be entitled to make more than two such designations, (iii) each such Lender making one or more of such designations shall retain the right to make B Advances as a Lender pursuant to Section 2.19, (iv) each such designation shall be to a Designated Bidder and (v) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make B Advances as a Lender pursuant to Section 2.19 and the obligations related thereto.

                 (f) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (g) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit K hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                 (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, and the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which
(A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Note or any facility fees payable under this Agreement, or (B) increase the amount of such Lender's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Note, or (D) consent to the assignment or the transfer by the Borrower of any of its rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause
(v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                 (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree in writing for the benefit of the Borrower to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender in a manner consistent with Section 8.08.

                 (j) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) and the Notes issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                 (k) Each Lender may assign to one or more Eligible Assignees any B Note or B Notes held by it.

                 SECTION 8.08. Confidentiality. Each Lender and the Agent (each, a "party") agrees that it will use its best reasonable efforts not to disclose, without the prior consent of the Borrower (other than to its, or its Affiliate's, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to the Borrower which is furnished pursuant to this Agreement, provided that any party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or
(v) to any prospective assignee, designee or participant in connection with any contemplated assignment of any rights or obligations hereunder, any designation or any sale of any participation therein, by such party pursuant to Section 8.07, if such prospective assignee, designee or participant, as the case may be, executes an agreement with the Borrower containing provisions substantially similar to those contained in this Section 8.08; provided, however, that the Borrower acknowledges that the Agent has disclosed and may continue to disclose such information as the Agent in its sole discretion determines is appropriate to the Lenders from time to time.

                 SECTION 8.09.  Consent to Jurisdiction.

                 (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Agent, the Arranger, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Notes (such claims and causes of action, collectively, being "Permitted Claims"), and the Borrower hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served by the Agent, the Arranger, any Lender or the holder of any Note in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Borrower by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Borrower's address specified pursuant to Section 8.02, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) Nothing in this Section 8.09 (i) shall affect the right of the Arranger, the Borrower, any Lender, the holder of any Note or the Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of the Borrower, any Lender, the Arranger, the holder of any Note or the Agent to bring any action or proceeding in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                 SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders.

                 SECTION 8.12. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                 BURLINGTON RESOURCES INC.


                                 By: /s/ EVERETT D. DUBOIS
                                     ------------------------
                                     Everett D. DuBois
                                     Senior Vice President and Treasurer


                                 CITIBANK, N.A., as Agent


                                 By: /s/ ALAN J. BERENBAUM
                                     ------------------------
                                 Name:   Alan J. Berenbaum
                                       ----------------------
                                 Title:  Attorney-In-Fact
                                        ---------------------


  Commitments                    The Initial Lenders
  -----------                    -------------------


                                 CITIBANK, N.A.


  $60,000,000                    By: /s/ ALAN J. BERENBAUM
                                     -------------------------
                                 Name:   Alan J. Berenbaum
                                       -----------------------
                                 Title:  Attorney-In-Fact
                                        ----------------------

Commitments
-----------

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK


  $60,000,000                    By: /s/ VERNON M. FORD, JR.
                                     -------------------------
                                 Name:   Vernon M. Ford, Jr.
                                       -----------------------
                                 Title:  Vice President
                                        ----------------------


                                 NATIONSBANK OF TEXAS, N.A.


  $60,000,000                    By: /s/ PAUL A. SQUIRES
                                     -------------------------
                                 Name:   Paul A. Squires
                                       -----------------------
                                 Title:  Senior Vice President
                                        ----------------------


                                 THE CHASE MANHATTAN BANK, N.A. (formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION)


  $60,000,000                    By: /s/ LORI VETTERS
                                     -------------------------
                                 Name:   Lori Vetters
                                       -----------------------
                                 Title:  Vice President
                                        ----------------------


                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION


  $42,000,000                    By: /s/ RICHARD D. BLUTH
                                     -------------------------
                                 Name:   Richard D. Bluth
                                       -----------------------
                                 Title:  Vice President
                                        ----------------------


                                 THE FIRST NATIONAL BANK OF BOSTON


  $42,000,000                    By: /s/ GEORGE W. PASSELA
                                     -------------------------
                                 Name:   George W. Passela
                                       -----------------------
                                 Title:  Managing Director
                                        ----------------------

Commitments
-----------

                             THE BANK OF TOKYO - MITSUBISHI, LTD. - HOUSTON AGENCY (formerly known as THE BANK OF TOKYO, LTD.)


  $42,000,000                By: /s/ J. McINTYRE
                                 ------------------------------
                             Name: J. McIntyre
                                   ----------------------------
                             Title: Vice President
                                    ---------------------------


                             MELLON BANK, N.A.


  $42,000,000                By: /s/ E. MARC CUENOD, JR.
                                 ------------------------------
                             Name: E. Marc Cuenod, Jr.
                                   ----------------------------
                             Title: Vice President
                                    ---------------------------


                             TORONTO DOMINION (TEXAS), INC.


  $42,000,000                By: /s/ NEVA NESBITT
                                 ------------------------------
                             Name: Neva Nesbitt
                                   ----------------------------
                             Title: Vice President
                                    ---------------------------


                             ABN AMRO BANK N.V.
                             By: ABN AMRO NORTH AMERICA INC., as agent


  $25,000,000                By: /s/ W. BRYAN CHAPMAN
                                 ------------------------------
                             Name: W. Bryan Chapman
                                   ----------------------------
                             Title: Vice President and Director
                                    ---------------------------


                             By: /s/ H. GENE SHIELS
                                 ------------------------------
                             Name: H. Gene Shiels
                                   ----------------------------
                             Title: Vice President and Director
                                    ---------------------------

Commitments
-----------

                                 CREDIT LYONNAIS NEW YORK BRANCH


  $25,000,000                    By: /s/ JACQUES-YVES MULLIEZ
                                     ------------------------------
                                 Name: Jacques-Yves Mulliez
                                       ----------------------------
                                 Title: Senior Vice President
                                        ---------------------------


                                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION (formerly known as FIRST INTERSTATE BANK OF TEXAS, N.A.)


  $25,000,000                    By: /s/ ANN M. RHOADS
                                     ------------------------------
                                 Name: Ann M. Rhoads
                                       ----------------------------
                                 Title: Vice President
                                        ---------------------------


                                 THE NORTHERN TRUST COMPANY


  $25,000,000                    By: /s/ MERLON J. SCHUNEMAN
                                     ------------------------------
                                 Name: Merlon J. Schuneman
                                       ----------------------------
                                 Title: Vice President
                                        ---------------------------


                                 THE SUMITOMO BANK, LIMITED,
                                  HOUSTON AGENCY


$25,000,000                      By: /s/ HATUMITSU SEID
                                     ------------------------------
                                 Name: Hatumitsu Seid
                                       ----------------------------
                                 Title: General Manager
                                        ---------------------------

Commitments
-----------

                                  UNION BANK OF SWITZERLAND


$25,000,000                      By: /s/ EVANS SWANN
                                     ----------------------------
                                 Name: Evans Swann
                                       --------------------------
                                 Title: Managing Director
                                        -------------------------


                                 By: /s/ J. GEORGE KUBOVE
                                     ----------------------------
                                 Name: J. George Kubove
                                       --------------------------
                                 Title: Assistant Vice President
                                        -------------------------


 $600,000,000                    Total of the Commitments
 ============

                                   EXHIBIT A

                               A PROMISSORY NOTE


U.S. $[Amount of Lender's                          Dated: ___________, 19__
       Commitment]


          FOR VALUE RECEIVED, the undersigned, Burlington Resources Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of U.S. $[amount of the Lender's Commitment in figures] or, if less, the aggregate unpaid principal amount of all A Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as hereinafter defined) outstanding on the Termination Date (as defined in the Credit Agreement) on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. All A Advances made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this A Promissory Note; provided, however, that any failure to make such an endorsement on such grid shall in no way impair or otherwise effect the Borrower's obligations hereunder.

          This A Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lender, certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances pursuant to Section
2.01 thereof (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this A Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                   BURLINGTON RESOURCES INC.


                                   By: __________________________
                                   Name: ________________________
                                   Title: ________________________

                       ADVANCES AND PAYMENTS OF PRINCIPAL



---------------------------------------------------------------------------------------------
              Amount of      Amount of Principal Paid         Unpaid Principal       Notation
    Date       Advance              or Prepaid                    Balance             Made By
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                   EXHIBIT B

                               B PROMISSORY NOTE

U.S. $_______________                               Dated: __________, 19__

     FOR VALUE RECEIVED, the undersigned, Burlington Resources Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on __ ______, 19__, the principal amount of U.S. $_____________.

     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate, subject to Section 2.06(b) of the Credit Agreement, and payable on the interest payment date or dates provided below:

          Interest Rate: ______% per annum (calculated on the basis of a year of ___ days for the actual number of days elapsed).

          Interest Payment Date or Dates: _____________ _____________ .

     Both principal and interest are payable in lawful money of the United States of America to the account of the Lender at the office of Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York 10043, in same days funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

     This B Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lender, certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This B Promissory Note is not subject to prepayment except as set forth below:

             [insert applicable prepayment provisions, if any]
         ________________________________________________________
         ________________________________________________________
         ________________________________________________________

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This B Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                               BURLINGTON RESOURCES INC.


                               By: _________________________
                               Name: _______________________
                               Title: ______________________

                                   EXHIBIT C

                             NOTICE OF A BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
c/o Citicorp North America, Inc.
1200 Smith Street, Suite 2000
Houston, Texas  77002                                                [Date]

Attention:  Burlington Resources Inc., Account Officer

Ladies and Gentlemen:

          The undersigned, Burlington Resources Inc., refers to the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit Agreement:

     (i)       The Business Day of the Proposed A Borrowing is ___________,
               19__.

     (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

     (iii) The aggregate amount of the Proposed A Borrowing is $___________.

     (iv)(1) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed A Borrowing is [____] month[s].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom:





________________________

(1) To be used for Eurodollar Rate Advances only.

Citibank, N.A., as Agent
[Date]



     (a) each representation and warranty contained in Section 4.01 is correct in all material respects as though made on and as of each such date;

     (b) no event has occurred and is continuing, or would result from the Proposed A Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

     (c) the aggregate amount of the borrowings under the Credit Agreement (including, without limitation, the Proposed A Borrowing) and under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such borrowings that has been approved by the Board of Directors of the Borrower.


                               Very truly yours,

                               BURLINGTON RESOURCES INC.


                               By: ________________________
                               Title: _____________________

                                   EXHIBIT D

                             NOTICE OF B BORROWING


Citibank, N.A., as Agent for
 the Lenders parties to the
 Credit Agreement referred
 to below
399 Park Avenue
New York, New York 10043                                             [Date]

Attention:  Burlington Resources Inc., Account Officer

Gentlemen:

          The undersigned, Burlington Resources Inc., refers to the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.19 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

     (A)  Date of B Borrowing           ____________________
     (B)  Proposed Amount of
           B Borrowing                  ____________________
     (C)  Maturity Date                 ____________________
     (D)  Interest Rate Basis           ____________________
     (E)  Interest Payment Date(s)      ____________________
     (F)  Proposed Amount of
           B Reduction                  ____________________
     (G)  _______________________       ____________________
     (H)  _______________________       ____________________

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom:

          (a) each representation and warranty contained in Section 4.01 of the Credit Agreement is correct in all material respects as though made on and as of each such date;

Citibank, N.A., as Agent
[Date]



          (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (c) the aggregate amount of the borrowings under the Credit Agreement (including, without limitation, the Proposed B Borrowing) and under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such borrowings that has been approved by the Board of Directors of the Borrower.

          The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.19(a)(v) of the Credit Agreement.

                               Very truly yours,

                               BURLINGTON RESOURCES INC.


                               By: ________________________
                               Title: _____________________

                                   EXHIBIT E

                           ASSIGNMENT AND ACCEPTANCE

                            Dated ___________, 19__


          Reference is made to the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement") among Burlington Resources Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms defined in the Credit Agreement and not defined herein are used herein as therein defined.

_____________________ (the "Assignor") and ___________________ (the "Assignee")
agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of B Advances and B Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of B Advances and B Notes), including, without limitation, such interest in the Assignor's Commitment, the A Advances owing to the Assignor, and the A Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) represents and warrants that it has made or is contemporaneously making herewith, to the Assignee as contemplated by Section 8.07 of the Credit Agreement, an assignment under the Short-Term Revolving Credit Agreement, unless the Short-Term Revolving Credit Agreement has been terminated; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the A Note[s] referred to in paragraph 1 above and requests that the Agent exchange such A Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) confirms that it has entered into or is contemporaneously herewith entering into, with the Assignor as contemplated by
Section 8.07 of the Credit Agreement, an assignment under the Short-Term Revolving Credit Agreement, unless the Short-Term Revolving Credit Agreement has been terminated; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is (subject to approval in writing by the Borrower and the Agent) an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vii) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty](1).

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the execution of its consent hereto by the Borrower, the Assignor will deliver this Assignment and Acceptance to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, provided, however, the Assignor shall retain any claim with respect to any fee, interest, cost, expense or indemnity which accrues, or relates to an event that occurs, prior to the Effective Date pursuant to Section 2.03, 2.06, 2.07, 2.11, 2.12, 2.15 or
8.04 of the Agreement.





________________________

(1) If the Assignee is organized under the laws of a jurisdiction outside of the United States.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                           Assignment and Acceptance
                             Dated _________, 19__

Section 1.

    Percentage Interest:                                        ___________%

Section 2.

    Assignee's Commitment:                                      $__________
    Aggregate Outstanding Principal
      Amount of Advances owing to the Assignee:                 $__________

    Note payable to the order of the Assignee

Dated:     _________, 19___
Principal amount:                                   _______

    Note payable to the order of the Assignor
Dated:     _________, 19___
Principal amount:                                   _______

Section 3.

              Effective Date(2):                    _________, 19___

                               [NAME OF ASSIGNOR]


                              By:___________________________
                              Title:


                              [NAME OF ASSIGNEE]


                              By:_________________________
                              Title:





________________________

(2) This date should be no earlier than the date of acceptance by the Agent.

                          Domestic Lending Office (and
                             address for notices):

                                   [Address]

                           Eurodollar Lending Office:

                                   [Address]



Accepted this ____ day
of ____________, 19__:

CITIBANK, N.A.


By:______________________
Name: ___________________
Title: __________________


Consented to this __ day
of __________, 19__:

BURLINGTON RESOURCES INC.


By:______________________
Name: ___________________
Title: __________________

                                  EXHIBIT F-1

                         COMMITMENT INCREASE AGREEMENT


     This Commitment Increase Agreement dated as of ________, 19__ (this "Agreement") is by and among (i) Burlington Resources Inc., a Delaware corporation ("Borrower"), (ii) Citibank, N.A. in its capacity as Agent under the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement", capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, Citibank, N.A. in such capacity and the lenders party thereto, and
(iii) __________________ ("Increasing Lender").

                             Preliminary Statements

A. Pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by agreeing with a Lender to increase that Lender's Commitment.

B. The Borrower has given notice to the Agent of its intention to increase the total Commitments pursuant to such Section 2.20 by increasing the Commitment of the Increasing Lender from $____________ to $_____________, and the Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

     Section 1. Increase of Commitment. Pursuant to Section 2.20 of the Credit Agreement, the Commitment of the Increasing Lender is hereby increased from $__________ to $____________.

     Section 2. New Note. The Borrower agrees to promptly execute and deliver to the Increasing Lender an A Note in the amount of its increased Commitment set forth in Section 1 above (the "New Note"), and the Increasing Lender agrees to return to the Borrower, with reasonable promptness, the A Note previously delivered to the Increasing Lender by the Borrower.

     Section 3. Consent. The Agent hereby consents to the increase in the Commitment of the Increasing Lender effectuated hereby.

     Section 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6. Lender Credit Decision. The Increasing Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     Section 7. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The execution, delivery and performance by the Borrower of this Agreement and the New Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or
     (ii) law or any contractual restriction binding on or affecting the Borrower.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the New Note which has not been duly made or obtained.

          (c) This Agreement constitutes, and the New Note when delivered hereunder shall constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.

          (d) No Increase (as defined in Section 2.20 of the Credit Agreement) in Commitments pursuant to this Agreement results in the total Commitments of all Lenders exceeding $800,000,000 or results in the aggregate amount of all Increases in the Commitments of all Lenders effectuated pursuant to
     Section 2.20 of the Credit Agreement since the date of the Credit Agreement exceeding $200,000,000. No prior Increase has taken effect during the calendar quarter that includes the effective date hereof.

          (e) The Borrower has outstanding public long-term senior unsecured debt securities that are rated by S&P or Moody's of which the lowest such rating by Moody's is A3 or better or of which the lowest such rating by S&P is A- or better.

          (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (g) Immediately prior to, or simultaneously with, the Increase in Commitment pursuant to this Agreement, the Borrower has prepaid in accordance with the terms of the Credit Agreement, all outstanding A Advances, if any.

          (h) Unless the Short-Term Revolving Credit Agreement has been terminated, the Borrower has caused, or is simultaneously causing, the Increasing Lender's "Commitment" (under and as defined in the Short-Term Revolving Credit Agreement) to be increased pursuant to Section 2.20 thereof by the same percentage as the Increasing Lender's Commitment under the Credit Agreement is being increased pursuant to Section 2.20 of the Credit Agreement.

          (i) Attached hereto are resolutions duly adopted by the Board of Directors of the Borrower sufficient to authorize this Agreement and the New Note, and such resolutions are in full force and effect.

     Section 8. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement.

     Section 9. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

     Section 10. Effectiveness. When, and only when, the Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Agent and the Increasing Lender, this Agreement shall become effective as of the date first written above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              BORROWER:

                              BURLINGTON RESOURCES INC.

                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              AGENT:

                              CITIBANK, N.A., as Agent

                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              INCREASING LENDER:


                              ______________________________


                              By: __________________________
                              Name: ________________________
                              Title: _______________________


Attachment

                                  EXHIBIT F-2

                              NEW LENDER AGREEMENT


     This New Lender Agreement dated as of _______, 19__ (this "Agreement") is by and among (i) Burlington Resources Inc., a Delaware corporation ("Borrower"), (ii) Citibank, N.A. in its capacity as Agent under the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement", capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, Citibank, N.A. in such capacity and the lenders party thereto, and (iii) _____________________________ ("New Lender").

                             Preliminary Statements

A. Pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by adding to the Credit Agreement one or more banks or other financial institutions.

B. The Borrower has given notice to the Agent pursuant to Section 2.20 of the Credit Agreement of its intention to increase the total Commitments pursuant to such Section 2.20 by adding the New Lender to the Credit Agreement as a Lender with a Commitment of $________________, and the Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

     Section 1. Addition of New Lender. Pursuant to Section 2.20 of the Credit Agreement, the New Lender is hereby added to the Credit Agreement as a Lender with a Commitment of $________________________________. The New Lender specifies as its Domestic Lending Office and Eurodollar Lending Office the following:

     Domestic Lending     Address:
     Office:
                          Attention:
                          Telephone:
                          Telecopy:

     Eurodollar Lending   Address:
     Office:
                          Attention:
                          Telephone:
                          Telecopy:

     Section 2. New Note. The Borrower agrees to promptly execute and deliver to the New Lender an A Note in the amount of its Commitment set forth in
Section 1 above ("New Note").

     Section 3. Consent. The Agent and the Borrower hereby consent to the increase in the Commitments and addition of the New Lender effectuated hereby.

     Section 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6. Lender Credit Decision. The New Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     Section 7. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The execution, delivery and performance by the Borrower of this Agreement and the New Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or
     (ii) law or any contractual restriction binding on or affecting the Borrower.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the New Note which has not been duly made or obtained.

          (c) This Agreement constitutes, and the New Note when delivered hereunder shall constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally or by general principles of equity.

          (d) No Increase (as defined in Section 2.20 of the Credit Agreement) in Commitments pursuant to this Agreement results in the total Commitments of all Lenders exceeding $800,000,000 or results in the aggregate amount of all Increases in the Commitments of all Lenders effectuated pursuant to
     Section 2.20 of the Credit Agreement since the date of the Credit Agreement exceeding $200,000,000. No prior Increase has taken effect during the calendar quarter that includes the effective date hereof.

          (e) The Borrower has outstanding public long-term senior unsecured debt securities that are rated by S&P or Moody's of which the lowest such rating by Moody's is A3 or better or of which the lowest such rating by S&P is A- or better.

          (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (g) Immediately prior to, or simultaneously with, the Increase in Commitments pursuant to this Agreement, the Borrower has prepaid in accordance with the terms of the Credit Agreement, all outstanding A Advances, if any.

          (h) Unless the Short-Term Revolving Credit Agreement has been terminated, the Borrower has caused, or is simultaneously causing, the New Lender to become a party to the Short-Term Revolving Credit Agreement pursuant to Section 2.20 thereof with a "Commitment" (under and as defined in the Short-Term Revolving Credit Agreement) that constitutes the same percentage of all "Commitments" thereunder as the percentage that the New Lender's Commitment under the Credit Agreement constitutes of all Commitments under the Credit Agreement.

          (i) Prior to the Increase in Commitment pursuant to this Agreement, the Borrower has offered the Lenders the right to participate in such Increase by increasing their respective Commitments.

          (j) Attached hereto are resolutions duly adopted by the Board of Directors of the Borrower sufficient to authorize this Agreement and the New Note, and such resolutions are in full force and effect.

     Section 8. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement.

     Section 9. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this

Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

     Section 10. Effectiveness. When, and only when, the Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Agent and the New Lender, this Agreement shall become effective as of the date first written above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWER:

                              BURLINGTON RESOURCES INC.


                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              AGENT:

                              CITIBANK, N.A., as Agent


                              By: __________________________
                              Name: ________________________
                              Title: _______________________


                              NEW LENDER:

                              ______________________________


                              By: __________________________
                              Name: ________________________
                              Title: _______________________

                                   EXHIBIT G

                 FORM OF OPINION OF SENIOR VICE PRESIDENT, LAW
                                  FOR BORROWER


                                 July 12, 1996

To each of the Lenders and the Agent
     Referred to Below
c/o Citibank, N.A.
1200 Smith Street, Suite 2000
Houston, Texas  77002

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(d) of the Second Amended and Restated Long-Term Revolving Credit Agreement, dated as of July 12, 1996 (the "Credit Agreement"), among Burlington Resources Inc., a Delaware corporation (the "Company"), the financial institutions party thereto (each a "Lender," and together the "Lenders"), and Citibank, N.A., as agent for the Lenders. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

     I am Senior Vice President, Law of the Company, and I, or attorneys over whom I exercise supervision, have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement. In that connection, I or such attorneys have examined:

     (1)  The Credit Agreement, executed by the parties thereto;

     (2)  The fifteen A Notes, executed by the Company; and

     (3) The other documents furnished by the Company pursuant to Section 3.01 of the Credit Agreement.

     I, or attorneys over whom I exercise supervision, have also examined the originals, or copies certified to our satisfaction, of the agreements, instruments and other documents, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Company's ability to perform the Company's obligations under the Credit Agreement or the Notes (collectively referred to herein as the "Documents").
In addition, I, or attorneys over whom I exercise supervision, have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. In all such examinations, I, or attorneys over whom I exercise supervision, have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than, with respect to the Documents, the Company), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to such attorneys or me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreement and certificates and oral or written statements and other information of or from public officials, officers and/or representatives of the Company and others.

     To the extent it may be relevant to the opinions expressed herein, I have assumed that the parties to the Documents other than the Company have the power to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

     The opinions expressed below are limited to the federal laws of the United States and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

     Based upon the foregoing and upon such investigation as I have deemed necessary, and subject to the limitations, qualifications and assumptions set forth herein, I am of the following opinion:

          1. The Company (i) is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

          2. The execution, delivery and performance by the Company of the Documents are within the Company's corporate powers and have been duly authorized by all necessary corporate action in respect of or by the Company (except to the extent that the Company seeks to exercise its right under Section 2.20 of the Credit Agreement to effect an increase of Commitments), and do not contravene (i) the Company's Certificate of Incorporation or By-Laws, in each case as amended, (ii) any federal law, rule or regulation applicable to the Company (excluding provisions of federal law expressly referred to in and covered by the opinion of Jones, Day, Reavis & Pogue delivered to you in connection with the transactions contemplated hereby), or (iii) any contractual restriction binding on or affecting the Company. The Documents have been duly executed and delivered on behalf of the Company.

          3. No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the Federal Energy Regulatory Commission) is required for the due execution, delivery and performance by the Company of the Documents, except those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants and warranties contained in the Documents.

          4. To the best of my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Company or any of its Material Subsidiaries, which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of any Document.

     These opinions are given as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Credit Agreement. These opinions may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.

                              Very truly yours,



                              L. David Hanower
                              Senior Vice President, Law

                                   EXHIBIT H

                 FORM OF OPINION OF JONES, DAY, REAVIS & POGUE,
                         NEW YORK COUNSEL FOR BORROWER


                                 July 12, 1996

To Each of the Lenders and the Agent
  Referred to Below
c/o Citicorp North America, Inc.
1200 Smith Street
Suite 2000
Houston, Texas 77002

     Re:  Burlington Resources Inc.

Ladies and Gentlemen:

     We have acted as special New York counsel for Burlington Resources Inc., a Delaware corporation (the "Borrower"), in connection with the Second Amended and Restated Long-Term Revolving Credit Agreement, dated as of July 12, 1996 (the "Long-Term Revolving Credit Agreement"), among the Borrower, the financial institutions party thereto (each a "Lender," and together the "Lenders"), and Citibank, N.A., as agent for the Lenders (in such capacity, the "Agent"). This opinion is delivered to you pursuant to Section 3.01(e) of the Long-Term Revolving Credit Agreement. All capitalized terms used herein that are defined in, or by reference in, the Long-Term Revolving Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such documents, and (iii) received such information from officers and representatives of the Borrower as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

     (a) A facsimile of an executed copy of the Long-Term Revolving Credit Agreement; and

     (b)  A facsimile of an executed copy of each of the fifteen A Notes; and

     (c) A facsimile of the Officer's Certificate of the Borrower delivered to us in connection with this opinion, a copy of which is attached hereto as Annex A.

The documents referred to in items (a) and (b) above are referred to herein collectively as the "Documents."

     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Borrower and others. With respect to the opinions expressed in paragraph (a) below, our opinions are limited (x) to our actual knowledge of the Borrower's specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

     To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents other than the Borrower have the power to enter into and perform such documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     (a) The execution and delivery to the Agent and the Lenders by the Borrower of the Documents and the performance by the Borrower of its obligations thereunder (i) do not require under present law any filing or registration by the Borrower with, or approval or consent to the Borrower of, any governmental agency or authority of the State of New York, except those, if any, required in the ordinary course of business in connection with the performance by the Borrower of its obligations under certain covenants and warranties contained in the Documents and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to the Borrower or its property.

     (b) The Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (c) The borrowings by the Borrower under the Long-Term Revolving Credit Agreement and the applications of the proceeds thereof as provided in the Long-Term Revolving Credit Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          The opinions set forth above are subject to the following qualifications:

          (A)  We express no opinion as to:

               (i) the validity, binding effect or enforceability (a) of any provision of the Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or (b) of any provision of any of the Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

               (ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Borrower under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions) or (b) any provision of any Document relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York;

               (iii) the enforceability of any provision in the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents;

               (iv) the effect of any law of any jurisdiction other than the State of New York wherein the Agent or any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible; and

               (v) any approval, consent or authorization of the Federal Energy Regulatory Commission or any other United States federal agency or authority needed in connection with the execution, delivery and performance by the Borrower of the Documents, the consummation of the transactions contemplated thereby and compliance with the terms and conditions thereof.

          (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws from time to time in effect affecting creditors' rights generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Borrower of the Documents as a whole, and the Documents contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this letter.

          (C) For purposes of the opinions set forth in paragraph (c) above, we have assumed that (i) neither the Agent nor any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any Advances are directly or indirectly secured by Margin Stock, (ii) neither the Agent nor any of the Lenders nor any of their respective affiliates has extended or will extend any other credit to the Borrower directly or indirectly secured by Margin Stock and (iii) neither the Agent nor any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any Advances pursuant to the Long-Term Revolving Credit Agreement.

          (D) For purposes of our opinions above, insofar as they relate to the Borrower, we have assumed that (i) the Borrower is a corporation validly existing in good standing in its jurisdiction of incorporation, has all requisite power and authority, and has obtained all requisite corporate, shareholder, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents (except to the extent noted in paragraph (a) above), and that such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Borrower or its properties (except to the extent noted in paragraph (a) above), and (ii) the Documents have been duly executed and delivered by the Borrower.

     The opinions expressed herein are limited to the federal laws of the United States of America (in the case of the matters covered in paragraph (c) above) and the laws of the State of New York, as currently in effect.

     The opinions expressed herein are solely for the benefit of the Agent and the Lenders and may not be relied on in any manner or for any purpose by any other person or entity.

                       Very truly yours,

                       JONES, DAY, REAVIS & POGUE

                                    ANNEX A
                       to the Opinion dated July 12, 1996
                         of Jones, Day, Reavis & Pogue,
                         New York Counsel for Borrower


                             OFFICER'S CERTIFICATE


     I, L. David Hanower, Senior Vice President, Law of Burlington Resources Inc., a Delaware corporation (the "Company"), hereby certify, for and on behalf of the Company, in connection with the legal opinion of Jones, Day, Reavis & Pogue delivered pursuant to the Second Amended and Restated Long-Term Revolving Credit Agreement, dated as of July 12, 1996, among the Company, the financial institutions party thereto (the "Lenders"), and Citibank, N.A., as Agent for the Lenders, that the Company does not, to the best of my knowledge and belief, engage or propose to engage in any industry or business, or own, lease or maintain any property or asset in the State of New York.

     IN WITNESS WHEREOF, I have executed this Certificate on the 12th day of July, 1996.



                              ______________________________________
                              L. David Hanower
                              Senior Vice President, Law

                                   EXHIBIT I

                           FORM OF OPINION OF COUNSEL
                          TO CITIBANK, N.A., AS AGENT


                                 July 12, 1996


To the Lenders listed on Annex A hereto
     and to Citibank, N.A., as Agent
c/o Citicorp North America, Inc.
1200 Smith Street, Suite 2000
Houston, Texas  77002

     Re:  Burlington Resources Inc.


Ladies and Gentlemen:

     We have acted as counsel to Citibank, N.A., individually and as Agent, in connection with the preparation, execution and delivery of the Second Amended and Restated Long-Term Revolving Credit Agreement dated as of July 12, 1996 (the "Credit Agreement") among Burlington Resources Inc. (the "Borrower") and each of you. Terms defined in the Credit Agreement are used herein as therein defined.

     In that connection, we have examined the following documents:

          (1) Counterparts of the Credit Agreement executed by the Borrower and the Agent.

          (2) The documents furnished by the Borrower pursuant to Section 3.01 of the Credit Agreement and listed on Annex B hereto, including the opinion of Jones, Day, Reavis & Pogue, New York counsel to the Borrower, and the opinion of L. David Hanower, Esq., the Senior Vice President, Law of the Borrower.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies. We have relied as to factual matters on the documents we have examined.

     While we are not expressing to you any opinion or conclusion with respect to the matters covered by the opinions of Jones, Day, Reavis & Pogue and of L. David Hanower, Esq. referred

To the Lenders listed on
 Exhibit A hereto and to
 Citibank, N.A., as Agent
July 12, 1996
Page 2



to above, we call to your attention the various qualifications and exceptions set forth in such opinions.

     Based on and subject to the foregoing, we are of the opinion that the documents listed on Annex B hereto are substantially responsive to the requirements of Section 3.01 of the Credit Agreement.

                              Very truly yours,




                              BRACEWELL & PATTERSON, L.L.P.

                                    ANNEX A
                       to the Opinion dated July 12, 1996
                        of Bracewell & Patterson, L.L.P.

                                    Lenders

Citibank, N.A.
Morgan Guaranty Trust Company of New York
NationsBank of Texas, N.A.
The Chase Manhattan Bank, N.A.
Bank of America National Trust and Savings Association
The First National Bank of Boston
The Bank of Tokyo - Mitsubishi, Ltd. - Houston Agency
Mellon Bank, N.A.
Toronto Dominion (Texas), Inc.
ABN AMRO Bank N.V.
Credit Lyonnais New York Branch
Wells Fargo (Texas), National Association
The Northern Trust Company
The Sumitomo Bank, Limited, Houston Agency
Union Bank of Switzerland

                                    ANNEX B
                       to the Opinion dated July 12, 1996
                        of Bracewell & Patterson, L.L.P.

                                   Documents

1. The fifteen A Notes dated July 12, 1996, one such A Note payable to the order of each of the respective Lenders.

2. The opinion dated July 12, 1996 of L. David Hanower, Esq., the Senior Vice President, Law of the Borrower.

3. The opinion dated July 12, 1996 of Jones, Day, Reavis & Pogue, New York counsel to the Borrower.

4. A certified copy of the resolutions of the Board of Directors of the Borrower.

5. A certificate of the Assistant Secretary of the Borrower certifying names and true signatures of officers of the Borrower.

6.   The letter from CT Corporation System dated July ____, 1996.

                                   EXHIBIT J

                          FORM OF PROCESS AGENT LETTER

                                 July 12, 1996


To each of the Lenders party
 to the Credit Agreement
 (as defined and referred to below)
 and to Citibank, N.A., as Agent for
 said Lenders
c/o Citibank, N.A.
399 Park Avenue
New York, NY  10043

To Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas  77056

     Re:  Burlington Resources Inc.

Ladies and Gentlemen:

Reference is made to the $600,000,000 Amended and Restated Long-Term Revolving Credit Agreement, dated as of July 14, 1995, which has been amended and restated in its entirety by the Second Amended and Restated Long-Term Revolving Credit Agreement, dated as of July 12, 1996 (as may be amended or otherwise modified from time to time, the "Credit Agreement", the capitalized terms defined therein and not defined herein being used herein as therein defined), among Burlington Resources Inc. (the "Borrower"), certain financial institutions from time to time party thereto as Lenders thereunder (the "Lenders") and Citibank, N.A., as agent (the "Agent") for the Lenders.

Pursuant to Section 8.09(a) of the Credit Agreement, the Borrower has appointed the undersigned (with an office on the date hereof at 1633 Broadway, New York, New York 10019) as Process Agent to receive, on behalf of the Borrower and its property, service of copies of the summons and complaint and any other process which may be served by the Agent, the Arranger, any Lender or the holder of any Note in any action or proceeding by the Agent, the Arranger, any Lender or the holder of any Note in any New York State or Federal court sitting in New York City in respect of, but only in respect of, any claims or causes of action arising out of or relating to the Credit Agreement and the Notes issued pursuant thereto.

The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) it will not terminate its agency as such Process Agent prior to July 20, 2001 (and hereby

To each of the Lenders party to the Credit Agreement
 (referred to below) and to Citibank, N.A., as Agent for said Lenders, and to Burlington Resources Inc.
July __, 1996
Page 2



acknowledges that it has been paid in full by the Borrower for its services as Process Agent through such date), (ii) it will maintain an office in New York City through such date and will give the Agent prompt notice of any change of its address, (iii) it will perform its duties as Process Agent in accordance with Section 8.09(a) of the Credit Agreement and (iv) it will forward forthwith to the Borrower at the Borrower's address specified in Section 8.02 of the Credit Agreement copies of any summons, complaint and other process which it receives in connection with its appointment as Process Agent.

This agreement shall be binding upon the undersigned and all successors of the undersigned.

Very Truly Yours,

CT CORPORATION SYSTEM


By: __________________________
Name: ________________________
Title: _______________________

                                   EXHIBIT K

                             DESIGNATION AGREEMENT

                             Dated __________, 19__


     Reference is made to the Second Amended and Restated Long-Term Credit Agreement dated as of July 12, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement") among Burlington Resources Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________ (the "Designator"), ______________ (the "Designee"), and
Burlington Resources Inc., a Delaware corporation (the "Borrower"), agree as follows:

     1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make B Advances pursuant to
Section 2.19 of the Credit Agreement.

     2. The Designator makes no representations or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office with respect to B Advances (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. Following the execution of this Designation Agreement by the Designator, the Designee and the Borrower, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make B Advances as a Lender pursuant to Section 2.19 of the Credit Agreement and the rights and obligations of a Lender related thereto.

     6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date(1):                                        ____________, 19___

                              [NAME OF DESIGNATOR]


                              By: _______________________
                              Name: _____________________
                              Title: ____________________


                              [NAME OF DESIGNEE]


                              By: _______________________
                              Name: _____________________
                              Title: ____________________



                              Applicable Lending Office (and addresses for
                                notices)
                              [Address]





________________________

(1) This date should be no earlier than the date of acceptance by the Agent.

                              BURLINGTON RESOURCES INC.


                              By: _______________________
                              Name: _____________________
                              Title: ____________________


Accepted and Approved this
___ day of __________, 19__

CITIBANK, N.A., as Agent


By: _______________________
    Title:

                                  SCHEDULE II

                             MATERIAL SUBSIDIARIES




                               Meridian Oil Inc.

                                  SCHEDULE III



===================================================================================================================================
                          LEVEL 1                    LEVEL 2                       LEVEL 3                       LEVEL 4

                  Borrower's public long-    Borrower's public long-       Borrower's public long-       Borrower's public long-
BASIS FOR         term senior unsecured      term senior unsecured         term senior unsecured         term senior unsecured
PRICING           debt securities rated A    debt securities rated less    debt securities rated less    debt securities rated less
                  or better by S&P And       than Level 1 but at least     than Level 2 but at least     than Level 3 but at least
                  A2 or better by Moody's    BBB+ by S&P And at            BBB by S&P And at least       BBB- by S&P And at
                                             least Baa1 by Moody's         Baa2 by Moody's               least Baa3 by Moody's
------------------------------------------------------------------------------------------------------------------------------------
Facility Fee(1)           8.0 bps                     10.0 bps                     12.0 bps                      14.0 bps
------------------------------------------------------------------------------------------------------------------------------------
LIBOR
Applicable               19.5 bps                     20.0 bps                     23.0 bps                      31.0 bps
Margin
====================================================================================================================================

==========================================
                          LEVEL 5

                  Borrower's public long-
                  term senior unsecured
                  debt securities rated
                  lower than Level 4 OR
                  such securities are not
                  rated by S&P or are
                  not rated by Moody's
------------------------------------------
                         25.0 bps
------------------------------------------

                         50.0 bps
==========================================

          bps = basis points (each basis point being 1/100% per annum)

          The applicable pricing level shall change on the date of any relevant change in the rating by S&P or Moody's of any public long-term senior unsecured debt securities of the Borrower. If either S&P or Moody's has more than one rating for public long-term senior unsecured debt securities of the Borrower, the lowest such rating shall be applicable.





________________________
(1) Payable quarterly in arrears on each Lender's Commitment irrespective of usage.

                                   SCHEDULE I
                           APPLICABLE LENDING OFFICES



Name of Bank                  Domestic Lending Office               Eurodollar Lending Office
------------                  -----------------------               -------------------------
ABN AMRO Bank N.V.            ABN AMRO Bank N.V.                    ABN AMRO Bank N.V.
                              Three Riverway, Suite 1700            Three Riverway, Suite 1700
                              Houston, Texas  77056                 Houston, Texas  77056
                              Attention:  W. Bryan Chapman          Attention: W.Bryan Chapman
                              Telephone:  (713) 964-3361            Telephone:  (713) 964-3361
                              Telecopy:   (713) 629-7533            Telecopy:   (713) 629-7533

Bank of America National      Bank of America National Trust and    Bank of America National Trust and
 Trust and Savings            Savings Association                   Savings Association
 Association                  1850 Gateway Boulevard                1850 Gateway Boulevard
                              Concord, California  94520            Concord, California  94520
                              Attention:  Camille Gibby             Attention:  Camille Gibby
                              Telephone:  (510) 675-7759            Telephone:  (510) 675-7759
                              Telecopy:   (510) 675-7531            Telecopy:   (510) 675-7531

Citibank, N.A.                Citibank, N.A.                        Citibank, N.A.
                              399 Park Avenue                       399 Park Avenue
                              New York, New York 10043              New York, New York 10043
                              Attention:  Petroleum Metals and      Attention:  Petroleum Metals and
                              Mining                                Mining
                              Telephone:  (713) 654-2887            Telephone:  (713) 654-2887
                              Telecopy:   (212) 832-9857            Telecopy:   (212) 832-9857

                              with a copy to:                       with a copy to:

                              Citibank, N.A.                        Citibank, N.A.
                              c/o Citicorp North America, Inc.      c/o Citicorp North America, Inc.
                              1200 Smith St., 20th Floor            1200 Smith St., 20th Floor
                              Houston, Texas  77002                 Houston, Texas  77002
                              Attn: L. Don Miller                   Attn: L. Don Miller
                              Telephone:  (713) 654-2962            Telephone:  (713) 654-2962
                              Telecopy:   (713) 654-2849            Telecopy:   (713) 654-2849

Name of Bank                  Domestic Lending Office               Eurodollar Lending Office
------------                  -----------------------               -------------------------
Credit Lyonnais New York      Credit Lyonnais New York Branch       Credit Lyonnais New York Branch
Branch                        1301 Avenue of Americas               1301 Avenue of Americas
                              New York, New York 10019              New York, New York 10019
                              Attention:  Loan Servicing            Attention:  Loan Servicing
                              Telephone:  (212) 261-7000            Telephone:  (212) 261-7000
                              Telecopy:   (212) 459-3180            Telecopy:   (212) 459-3100

                              with a copy to:                       with a copy to:

                              Credit Lyonnais Rep Office            Credit Lyonnais Rep Office
                              1000 Louisiana, Suite 5360            1000 Louisiana, Suite 5360
                              Houston, Texas  77002                 Houston, Texas  77002
                              Attention:  John M. Falbo             Attention:  John M. Falbo
                              Telephone:  (713) 751-0500            Telephone:  (713) 751-0500
                              Telecopy:   (713) 751-0307            Telecopy:   (713) 751-0307

Wells Fargo Bank (Texas),     Wells Fargo Bank (Texas),             Wells Fargo Bank (Texas),
National Association          National Association                  National Association
                              1000 Louisiana, 3rd Floor             1000 Louisiana, 3rd Floor
                              Houston, Texas  77002                 Houston, Texas  77002
                              Attention:  Ms. Ann Rhoads            Attention:  Ms. Ann Rhoads
                              Telephone:  (713) 250-4327            Telephone:  (713) 250-4327
                              Telecopy:   (713) 250-6933            Telecopy:   (713) 250-6933

Mellon Bank, N.A.             Mellon Bank, N.A.                     Mellon Bank, N.A.
                              3 Mellon Bank Ctr, Rm 2332            3 Mellon Bank Ctr, Rm 2332
                              Pittsburgh, PA. 15259                 Pittsburgh, PA. 15259
                              Attention:  Cathy Fisher              Attention:  Cathy Fisher
                              Telephone:  (412) 234-3698            Telephone:  (412) 234-3698
                              Telecopy:   (412) 234-5049            Telecopy:   (412) 234-5049

                              with a copy to:                       with a copy to:

                              Mellon Bank, N.A.                     Mellon Bank, N.A.
                              1100 Louisiana, Suite 3600            1100 Louisiana, Suite 3600
                              Houston, Texas  77002                 Houston, Texas  77002
                              Attention:  Sushim R. Shah            Attention:  Sushim R. Shah
                              Telephone:  (713) 759-3050            Telephone:  (713) 759-3050
                              Telecopy:   (713) 650-3409            Telecopy:   (713) 650-3409

Name of Bank                  Domestic Lending Office               Eurodollar Lending Office
------------                  -----------------------               -------------------------

Morgan Guaranty Trust         Morgan Guaranty Trust Company of      Morgan Guaranty Trust Company of
 Company of New York          New York                              New York
                              60 Wall Street                        60 Wall Street
                              New York, New York 10036              New York, New York 10036
                              Attention:  Vernon M. Ford, Jr.       Attention:  Vernon M. Ford, Jr.
                              Telephone:  (212) 648-6985            Telephone:  (212) 648-6985
                              Telecopy:   (212) 648-5023            Telecopy:   (212) 648-5023

                              with a copy to:                       with a copy to:

                              Morgan Guaranty Trust Company of      Morgan Guaranty Trust Company of
                              New York                              New York
                              60 Wall Street                        60 Wall Street
                              New York, New York 10260              New York, New York 10260
                              Attention:  Philip McNeal             Attention:  Philip McNeal
                              Telephone:  (212) 648-7181            Telephone:  (212) 648-7181
                              Telecopy:   (212) 648-5023            Telecopy:   (212) 648-5023

NationsBank of Texas, N.A.    NationsBank of Texas, N.A.            NationsBank of Texas, N.A.
                              901 Main Street                       901 Main Street
                              P.O. Box 830104                       P.O. Box 830104
                              Dallas, Texas 75283-0104              Dallas, Texas 75283-0104
                              Attention:  Kyle Spicer               Attention:  Kyle Spicer
                              Telephone:  (214) 871-2600            Telephone:  (214) 871-2600
                              Telecopy:   (214) 508-1285            Telecopy:   (214) 508-1285

The Chase Manhattan Bank,     The Chase Manhattan Bank, N.A.        The Chase Manhattan Bank, N.A.
N.A.                          707 Travis St., 5-TCB-N-86            707 Travis St., 5-TCB-N-86
                              Houston, Texas 77002                  Houston, Texas 77002
                              Attention:  Pam Shanks                Attention:  Pam Shanks
                              Telephone:  (713) 216-5733            Telephone:  (713) 216-5733
                              Telecopy:   (713) 236-4117            Telecopy:   (713) 236-4117

The Bank of Tokyo -           The Bank of Tokyo - Mitsubishi,       The Bank of Tokyo - Mitsubishi,
Mitsubishi, Ltd. - Houston    Ltd.                                  Ltd.
Agency                        1000 Louisiana Street, Suite 2800     1000 Louisiana Street, Suite 2800
                              Houston, Texas  77002-5216            Houston, Texas  77002-5216
                              Attn: John M. McIntyre                Attn: John M. McIntyre
                              Telephone:  (713) 655-3845            Telephone:  (713) 655-3845
                              Telecopy:   (713) 655-3855            Telecopy:   (713) 655-3855

The First National Bank of    The First National Bank of Boston     The First National Bank of Boston
 Boston                       100 Federal Street, Mailstop         100 Federal Street, Mailstop
                              01-08-02                             01-08-02
                              Boston, Massachusetts  02110          Boston, Massachusetts  02110
                              Attention:  Douglas Novitch           Attention:  Douglas Novitch
                              Telephone:  (617) 434-4843            Telephone:  (617) 434-4843
                              Telecopy:   (617) 434-3652            Telecopy:   (617) 434-3652

Name of Bank                  Domestic Lending Office               Eurodollar Lending Office
------------                  -----------------------               -------------------------
The Northern Trust            The Northern Trust Company            The Northern Trust Company
Company                       50 S. LaSalle Street                  50 S. LaSalle Street
                              Chicago, Illinois 60675               Chicago, Illinois 60675
                              Attention:  John Fumagalli            Attention:  John Fumagalli
                              Telephone:  (312) 444-5051            Telephone:  (312) 444-5051
                              Telecopy:   (312) 630-1566            Telecopy    (312) 630-1566

The Sumitomo Bank,            The Sumitomo Bank, Limited,           The Sumitomo Bank, Limited,
 Limited, Houston Agency        Houston Agency                        Houston Agency
                              NationsBank Center                    NationsBank Center
                              700 Louisiana, Suite 1750             700 Louisiana, Suite 1750
                              Houston, Texas  77002                 Houston, Texas  77002
                              Attn:  William McKown, III            Attn:  William McKown, III
                              Telephone:  (713) 759-0136            Telephone:  (713) 759-0136
                              Telecopy:   (713) 759-0020            Telecopy:   (713) 759-0020

Toronto Dominion              Toronto Dominion (Texas), Inc.        Toronto Dominion (Texas), Inc.
 (Texas), Inc.                909 Fannin Street                     909 Fannin Street
                              Houston, Texas  77010                 Houston, Texas  77010
                              Attention:  Neva Nesbitt              Attention:  Neva Nesbitt
                              Telephone:  (713) 653-8261            Telephone:  (713) 653-8261
                              Telecopy:   (713) 951-9921            Telecopy:   (713) 951-9921


Union Bank of Switzerland     Union Bank of Switzerland             Union Bank of Switzerland
                              299 Park Avenue                       299 Park Avenue
                              New York, New York 10171              New York, New York 10171
                              Attention:  James Broadus             Attention:  James Broadus
                              Telephone:  (212) 821-3227            Telephone:  (212) 821-3227
                              Telecopy:   (212) 821-3891            Telecopy:   (212) 821-3891

                              with a copy to:                       with a copy to:

                              Union Bank of Switzerland             Union Bank of Switzerland
                              1100 Louisiana, Suite 4500            1100 Louisiana, Suite 4500
                              Houston, Texas  77005                 Houston, Texas  77005
                              Attention: Evans Swann                Attention: Evans Swann
                              Telephone:  (713) 655-6500            Telephone:  (713) 655-6500
                              Telecopy:   (713) 655-6555            Telecopy:   (713) 655-6555